                                                                Exhibit 10.8.doc













                        FINANCING AND SECURITY AGREEMENT


        SUNRISE BATON ROUGE ASSISTED LIVING, L.L.C., SUNRISE BLOOMINGDALE
       ASSISTED LIVING, L.L.C., SUNRISE FARMINGTON HILLS ASSISTED LIVING,
      L.L.C., SUNRISE NEW ORLEANS ASSISTED LIVING, L.L.C., SUNRISE OAKLAND
             ASSISTED LIVING LIMITED PARTNERSHIP, SUNRISE RIVERSIDE
        ASSISTED LIVING, L.P., AND SUNRISE WILTON ASSISTED LIVING, L.L.C.
                                  AS BORROWERS



                              BANK OF AMERICA, N.A.
                                    AS LENDER




                      $36,000,000 REVOLVING CREDIT FACILITY




                                 APRIL 30, 2001

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS                                                                            1
Section 1.1       Certain Defined Terms.                                                         1
Section 1.2       Accounting Terms and Other Definitional Provisions.                           14

ARTICLE II BORROWING                                                                            15
Section 2.1       The Loan.                                                                     15
Section 2.2       Procedure for Advances.                                                       16
Section 2.3       Fees.                                                                         17
Section 2.4       Interest Rate Matters.                                                        17
Section 2.5       Extensions.                                                                   18
Section 2.6       Permitted Costs.                                                              19
Section 2.7       Co-Borrower Obligations.                                                      19
Section 2.8       Agreement Among Borrowers.                                                    20
Section 2.9       Benefits to Borrowers.                                                        21
Section 2.10      Guaranty.                                                                     21

ARTICLE III COLLATERAL                                                                          24
Section 3.1       Collateral.                                                                   24
Section 3.2       Facilities.                                                                   25
Section 3.3       Assignment of Partnership Interests.                                          25
Section 3.4       Guaranties.                                                                   25
Section 3.5       Collateral for Obligations.                                                   25
Section 3.6       Costs.                                                                        25

ARTICLE IV GENERAL FINANCING PROVISIONS                                                         25
Section 4.1       Conditions Precedent to Credit Facility Closing.                              25
Section 4.2       Conditions Precedent to Determining Availability Under Borrowing Base or
                  Making an Advance under the Loan.                                             28
Section 4.3       Computation of Interest and Fees.                                             28
Section 4.4       Liens; Setoff.                                                                28
Section 4.5       Payment and Performance of Obligations.                                       29
Section 4.6       Payments to Others for the Account of the Borrowers.                          29
Section 4.7       Prepayment.                                                                   29
Section 4.8       Assignments.                                                                  29
Section 4.9       Liability of the Lender.                                                      30

ARTICLE V REPRESENTATIONS AND WARRANTIES                                                        30
Section 5.1       Existence/Good Standing.                                                      30
Section 5.2       Power and Authority.                                                          30
Section 5.3       Binding Agreements.                                                           30
Section 5.4       Litigation.                                                                   30
Section 5.5       No Conflicting Agreements.                                                    31
Section 5.6       Financial Information.                                                        31
Section 5.7       No Default.                                                                   31

Section 5.8       Taxes.                                                                        32
Section 5.9       Place(s) of Business and Location of Collateral.                              32
Section 5.10      Title to Properties.                                                          32
Section 5.11      Margin Stock.                                                                 32
Section 5.12      ERISA.                                                                        32
Section 5.13      Governmental Consent.                                                         33
Section 5.14      Full Disclosure.                                                              33
Section 5.15      Business Names and Addresses.                                                 33
Section 5.16      Licenses and Certifications.                                                  33
Section 5.17      Operating Agreements and Management Contracts.                                34
Section 5.18      Participation Agreements and Resident Agreements.                             34
Section 5.19      Compliance with Laws.                                                         35
Section 5.20      Presence of Hazardous Materials or Hazardous Materials Contamination.         35
Section 5.21      Nature of Credit Facility; Usury; Disclosures.                                35
Section 5.22      Compliance with Zoning.                                                       35
Section 5.23      Utilities.                                                                    35
Section 5.24      Access; Roads.                                                                36
Section 5.25      Other Liens.                                                                  36
Section 5.26      Defaults.                                                                     36
Section 5.27      Survival; Updates of Representations and Warranties.                          36
Section 5.28      Accounts.                                                                     36

ARTICLE VI CONDITIONS OF LENDING                                                                37
Section 6.1       No Default.                                                                   37
Section 6.2       Opinion of Counsel for the Borrowers.                                         37
Section 6.3       Approval of Counsel for the Lender.                                           37
Section 6.4       Supporting Documents.                                                         37
Section 6.5       Financing Documents.                                                          38
Section 6.6       Insurance.                                                                    38
Section 6.7       Security Documents.                                                           38

ARTICLE VII AFFIRMATIVE COVENANTS OF BORROWER                                                   38
Section 7.1       Financial Statements.                                                         38
Section 7.2       Taxes and Claims.                                                             39
Section 7.3       Legal Existence.                                                              40
Section 7.4       Conduct of Business and Compliance with Laws.                                 40
Section 7.5       Use of Proceeds.                                                              41
Section 7.6       Insurance.                                                                    41
Section 7.7       Flood Insurance.                                                              42
Section 7.8       Maintenance of Properties.                                                    43
Section 7.9       Maintenance of the Collateral.                                                43
Section 7.10      Other Liens, Security Interests, etc.                                         43
Section 7.11      Defense of Title and Further Assurances.                                      43
Section 7.12      Subsequent Opinion of Counsel as to Recording Requirements.                   43
Section 7.13      Books and Records.                                                            44
Section 7.14      Collections.                                                                  44
Section 7.15      Notice to Account Debtors and Escrow Account.                                 44

Section 7.16      Business Names.                                                               44
Section 7.17      ERISA.                                                                        44
Section 7.18      Change in Management.                                                         45
Section 7.19      Management.                                                                   45
Section 7.20      Surveys.                                                                      45
Section 7.21      Payments for Labor and Materials.                                             46
Section 7.22      Correction of Property Defects.                                               46
Section 7.23      Fees and Expenses; Indemnity.                                                 46
Section 7.24      Governmental Surveys or Inspections.                                          46
Section 7.25      Cost Reports.                                                                 46
Section 7.26      Updated Appraisals.                                                           46
Section 7.27      Notification of Certain Events, Events of Default and Adverse Developments.   47
Section 7.28      Compliance with Environmental Laws.                                           48
Section 7.29      Hazardous Materials; Contamination.                                           48
Section 7.30      Participation in Reimbursement Programs.                                      49
Section 7.31      Subordination of Distributions and Management Fees.                           49
Section 7.32      Depository Bank.                                                              49
Section 7.33      Copies of Notices.                                                            49

ARTICLE VIII NEGATIVE COVENANTS OF BORROWER                                                     50
Section 8.1       Borrowings.                                                                   50
Section 8.2       Deeds of Trust and Pledges.                                                   50
Section 8.3       Sale or Transfer of Assets.                                                   50
Section 8.4       Other Liens; Transfers; "Due-on-Sale"; etc.                                   50
Section 8.5       Advances and Loans.                                                           51
Section 8.6       Contingent Liabilities.                                                       51
Section 8.7       Licenses.                                                                     51
Section 8.8       ERISA Compliance.                                                             51
Section 8.9       Transfer of Collateral.                                                       51
Section 8.10      Sale of Accounts or Receivables.                                              52
Section 8.11      Amendments; Terminations.                                                     52
Section 8.12      Prohibition on Hazardous Materials.                                           52
Section 8.13      Subsidiaries.                                                                 52
Section 8.14      Distributions to Partners or Members.                                         52
Section 8.15      Mergers or Acquisitions.                                                      52
Section 8.16      Partnership Interests.                                                        52
Section 8.17      Impairment of Security.                                                       53
Section 8.18      Conditional Sales.                                                            53

ARTICLE IX EVENTS OF DEFAULT                                                                    53
Section 9.1       Failure to Pay and/or Perform the Obligations.                                53
Section 9.2       Breach of Representations and Warranties.                                     53
Section 9.3       Failure to Comply with Covenants.                                             53
Section 9.4       Failure to Comply with Books and Records.                                     53
Section 9.5       Other Defaults.                                                               54
Section 9.6       Default Under Other Financing Documents.                                      54
Section 9.7       Receiver; Bankruptcy.                                                         54

Section 9.8       Judgment.                                                                     54
Section 9.9       Execution; Attachment.                                                        54
Section 9.10      Default Under Other Borrowings.                                               54
Section 9.11      Material Adverse Change.                                                      55
Section 9.12      Impairment of Position.                                                       55
Section 9.13      Change in Status or Ownership.                                                55
Section 9.14      Zoning.                                                                       55
Section 9.15      Change in Management.                                                         55
Section 9.16      Licenses.                                                                     55
Section 9.17      Mechanic's Lien.                                                              56
Section 9.18      Compliance with Law.                                                          56

ARTICLE X RIGHTS AND REMEDIES UPON DEFAULT                                                      56
Section 10.1      DEMAND; ACCELERATION.                                                         56
Section 10.2      Further Advances; Immediate Acceleration.                                     56
Section 10.3      Specific Rights With Regard to Collateral.                                    56
Section 10.4      Performance by Lender.                                                        58
Section 10.5      Uniform Commercial Code and Other Remedies.                                   58
Section 10.6      Receiver or Other Court Order.                                                59
Section 10.7      No Conditions Precedent to Exercise of Remedies.                              59
Section 10.8      Remedies Cumulative and Concurrent.                                           59
Section 10.9      Strict Performance.                                                           60

ARTICLE XI MISCELLANEOUS                                                                        60
Section 11.1      Notices.                                                                      60
Section 11.2      Consents and Approvals.                                                       61
Section 11.3      Remedies, etc. Cumulative.                                                    61
Section 11.4      No Waiver of Rights by the Lender.                                            61
Section 11.5      Entire Agreement.                                                             61
Section 11.6      Survival of Agreement; Successors and Assigns.                                62
Section 11.7      Expenses.                                                                     62
Section 11.8      Counterparts.                                                                 62
Section 11.9      Governing Law.                                                                62
Section 11.10     Modifications.                                                                63
Section 11.11     Illegality.                                                                   63
Section 11.12     Gender, etc.                                                                  63
Section 11.13     Headings.                                                                     63
Section 11.14     Waiver of Trial by Jury.                                                      63
Section 11.15     No Warranty by Lender.                                                        64
Section 11.16     Liability of the Lender.                                                      64
Section 11.17     License of Tradename.                                                         64
Section 11.18     No Partnership.                                                               64
Section 11.19     Third Parties; Benefit.                                                       65
Section 11.20     Conditions; Verification.                                                     65
Section 11.21     Time of Essence.                                                              65

                                                                    EXHIBIT 10.8


                        FINANCING AND SECURITY AGREEMENT


         THIS FINANCING AND SECURITY AGREEMENT (the "Agreement") is made as of the 30th day of April, 2001, by and among SUNRISE BATON ROUGE ASSISTED LIVING, L.L.C., a Louisiana limited liability company, SUNRISE BLOOMINGDALE ASSISTED LIVING, L.L.C., an Illinois limited liability company, SUNRISE FARMINGTON HILLS ASSISTED LIVING, L.L.C., a Michigan limited liability company, SUNRISE NEW ORLEANS ASSISTED LIVING, L.L.C., a Louisiana limited liability company, SUNRISE OAKLAND ASSISTED LIVING LIMITED PARTNERSHIP, a California limited partnership, SUNRISE RIVERSIDE ASSISTED LIVING, L.P., a California limited partnership and SUNRISE WILTON ASSISTED LIVING, L.L.C., a Connecticut limited liability company (individually a "Borrower" and collectively the "Borrowers"), and BANK OF AMERICA, N.A., (the "Lender").


                                    RECITALS


         A. The Borrowers have obtained from the Lender a revolving credit facility in the maximum principal sum of $36,000,000 (the "Credit Facility"). The Credit Facility is evidenced by a Revolving Credit Note of even date herewith (the "Note").


         B. The Credit Facility will be secured by seven (7) assisted living facilities, and their related real property interests and business assets, each owned by one of the Borrowers.


         C. The Lender has agreed to make available the Credit Facility jointly and severally to the Borrowers upon the terms and conditions set forth in this Agreement.


                                   AGREEMENTS


         NOW, THEREFORE, in consideration of the premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers and the Lender, hereby agrees as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.1 Certain Defined Terms.

         As used herein, the terms defined in the Preamble and Recitals hereto shall have the respective meanings specified therein, and the following terms shall have the following meanings:


         "Account", individually, and "Accounts", collectively, mean with respect to any and all Facilities, all presently existing or hereafter acquired or created accounts, accounts receivable, health-care insurance receivables, contract rights, notes, drafts, instruments, acceptances, chattel paper, leases and writings evidencing a monetary obligation or a security interest in or a lease of goods, all rights to payment of a monetary obligation or other consideration under present or future contracts arising out of or relating to any and all Facilities (including, without limitation, all rights (whether or not earned by performance) to receive the payment of money or other consideration from, or on behalf of, any private pay patient), or by virtue of property that has been sold, leased, licensed, assigned or otherwise disposed of, services rendered or to be rendered, loans and advances made or other considerations given, by or set forth in, or arising out of, any present or future chattel paper, note, draft, lease, acceptance, writing, bond, insurance policy, instrument, document or general intangible, and all extensions and renewals of any thereof, all rights under or arising out of present or future contracts, agreements which gave rise to any or all of the foregoing, including all commercial tort claims, other claims or causes of action now existing or hereafter arising in connection with or under any agreement or document or by operation of law or otherwise, all collateral security of any kind (including real property mortgages) Supporting Obligations, Letter-of-credit rights and letters of credit given by any person with respect to any of the foregoing, including, without limitation, all rights to receive payment of money or other consideration from, or on behalf of, any private pay patient, all rights to receive payments under all Resident Agreements, and all third-party payor contracts (including Medicare and Medicaid to the extent permitted by Law), including, but not limited to, the Veterans Administration, Participation Agreements, and any and all depository accounts (other than resident trust accounts) into which the Proceeds of all or any portion of such accounts may be now or hereafter deposited, and all Proceeds of the foregoing.

         "Account Debtor" means any Person who is obligated on a Receivable and "Account Debtors" mean all Persons who are obligated on the Receivables.

         "Act of Bankruptcy" means the filing of a petition in bankruptcy under the Bankruptcy Code or the other commencement of a proceeding under any other applicable law concerning insolvency, reorganization or bankruptcy, now or hereafter in effect.

         "Affiliate" means an entity in which SALI or another entity which SALI controls, holds an ownership interest equal to or greater than twenty-five percent (25%).

         "Agreement" means this Financing and Security Agreement and all amendments, extensions, restatements, substitutions and supplements hereto which may from time to time become effective in accordance with the provisions of
Section 11.10 (Modifications).

         "Appraised Value" means the appraised value of a Facility as stabilized, as reviewed by the Lender.

         "Banking Day" means any day that is not a Saturday, Sunday or banking holiday in the Commonwealth of Virginia and a day on which banks are open for the transaction of business in U.S. Dollar deposits in London, England.

         "Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C. 101 et seq., as amended from time to time.

         "Borrowing Base" means at any time an amount equal to the lesser of (a) the aggregate dollar amounts of 75% of the Appraised Value for each of the Facilities; or (b) the aggregate dollar amounts of 80% of the Total Development Cost of each Pool A Project, 60% of the Total

Development Cost of each Pool B Project, 40% of Total Development Cost of each Pool C Project and 0% of the Total Development Cost for each Pool D Project.

         "Borrowing Base Deficiency" shall have the meaning set forth in Section
2.1 (The Loan).

         "Borrowing Base Report" shall have the meaning set forth in Section 2.1 (The Loan).

         "Chattel Paper" means a record or records (including, without limitation, electronic chattel paper) that evidence both a monetary obligation and a security interest in specific goods, a security interest in specific goods and software used in the goods, or a lease of specific goods; all Supporting Obligations with respect thereto; any returned, rejected or repossessed goods and software covered by any such record or records and all Proceeds (in any form including, without limitation, accounts, contract rights, documents, chattel paper, instruments and general intangibles) of such returned, rejected or repossessed goods; and all Proceeds of the foregoing.

         "Collateral" means all of the Borrowers' Accounts, Equipment, General Intangibles, documents, Chattel Paper, Instruments and Inventory, all right, title and interest any of the Borrowers in and to the Operating Agreements and Management Contracts (including, without limitation, the Management Agreement), Resident Agreements, physician contracts, Participation Agreements, the Licenses (whether or not designated with initial capital letters), and all other management contracts, operating agreements, service agreements and any other agreements pertaining to the Facilities as that term is defined herein and in the Uniform Commercial Code, and shall also cover, without limitation, (a) any and all property specifically included in those respective terms in this Agreement or in the Financing Documents, (b) all right, title and interest of the Borrowers in and to Leases or subleases, rents, royalties, issues, profits, revenues, earnings, income or other benefits of the Property, or arising from the use or enjoyment of the Property, or from any lease or other use and occupancy agreement pertaining to the Property, (c) all right, title and interest of the Borrowers under all construction, architectural and design contracts and plans and specifications, (d) any and all property and/or collateral described in any of the Security Documents, including, without limitation, this Agreement, the Deeds of Trust and the Pledge, Assignment and Security Agreement, (e) any and all bank accounts or other deposit accounts of the Borrowers wherever located, and (f) all Proceeds, of the foregoing.

         "Collateral Assignments" means collectively the Collateral Assignment of Licenses, Participation Agreements and Resident Agreements dated of even date herewith between the Borrowers and the Lender and the Collateral Assignment of Operating Agreements and Management Contracts dated of even date herewith among the Borrowers, the Management Company and the Lender.

         "Commitment Fee" has the meaning described in 2.3.1 (Commitment Fee).

         "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with any of the Borrowers within the meaning of Section 414(b) or (c) of the Internal Revenue Code of 1986, as amended and the regulations promulgated or issued thereunder.

          "Credit Facility" means the revolving line of credit in a maximum principal sum at any one time outstanding equal to the Credit Facility Committed Amount.

         "Credit Facility Closing" shall mean the date on which the documents evidencing and securing the Credit Facility are executed and delivered to the Lender.

         "Credit Facility Committed Amount" means $36,000,000.

         "Debt Service" means for any period of determination the following amounts for each Facility: (a) Wilton (CT) - $10,197,112; (b) Riverside (CA) - $8,025,000; (c) Oakland (CA) - $10,556,000; (d) Farmington (MI) - $8,400,000;
(e) Baton Rouge (LA) - $8,250,000; (f) New Orleans (LA) - $8,025,000; (g)
Bloomingdale (IL) - $10,912,500 each multiplied by a mortgage constant of 10%.

         "Deed of Trust" or "Deeds of Trust" means, individually or collectively, a Deed of Trust, Assignment and Security Agreement, a Mortgage, Assignment and Security Agreement, an Indemnity Deed of Trust, Assignment and Security Agreement or an Indemnity Mortgage, Assignment and Security Agreement or comparable security documents covering Property for each Facility and securing the Obligations as the same may be from time to time amended, modified, restated or substituted.

         "Default" means, with respect to each Financing Document, a default which, with the giving of notice or the passage of time, or both, would constitute an Event of Default.

         "EBITDA" means earning of a Facility before interest, federal and state income taxes, depreciation, amortization and any other non-cash and one time, non-recurring charges consented to by the Lender in its sole discretion (provided that the consent of Lender holding at least 66.67% of the pro rata shares of the Loan shall be required for adding back charges in excess of $5,000,000 in the aggregate in any one rolling four (4) quarter period, but after an imputed Replacement Reserve and a Management Fee equal to the greater of 5% of gross revenues or the actual Management Fee paid to the Management Company.

         "EBITDAR" means EBITDA plus Rent Expense.

         "Enforcement Costs" means all expenses, charges, costs and fees whatsoever (including, without limitation, attorney's fees and expenses) of any nature whatsoever paid or incurred by or on behalf of the Lender in connection with (a) the collection or enforcement of any or all of the Obligations, (b) the preparation of or changes to this Agreement, the Note, the Security Documents and/or any of the other Financing Documents, (c) the creation, perfection, collection, maintenance, preservation, defense, protection, realization upon, disposition, sale or enforcement of all or any part of the Collateral, including, without limitation, those sums paid or advanced, and costs and expenses, more specifically described in Section 7.11 (Defense of Title),
Section 7.23 (Fees and Expenses), Section 10.4 (Performance by Lender) and
Section 11.7 (Expenses), (d) the monitoring, administration, processing, servicing of any or all of the Obligations and/or the Collateral (e) post-judgment enforcement or collection actions, and (f) bankruptcy proceedings of any Borrower or the Guarantor.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Equipment" shall mean all equipment, machinery, furniture and fixtures and supplies of every nature, presently existing or hereafter acquired or created and wherever located, together with all accessions, additions, fittings, accessories, special tools, and improvements thereto and substitutions therefor and all parts and equipment which may be attached to or which are necessary for the operation and use of such personal property, whether or not the same shall be deemed to be affixed to real property, and all rights under or arising out of present or future contracts relating to the foregoing and all Proceeds of the foregoing.

         "Eurodollar Period" or "Eurodollar Periods" shall have the meaning set forth in the Note.

         "Eurodollar Rate" means, for any advance under the Loan for any Eurodollar Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London Time) two (2) Banking Days prior to the first day of such Eurodollar Period for a term comparable to such Eurodollar Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any advance under the Loan for any Eurodollar Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London Time) two (2) Banking Days prior to the first day of such Eurodollar Period for a term comparable to such Eurodollar Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

         "Event(s) of Default" shall mean the occurrence of any one or more of the events specified in ARTICLE IX (Events of Default) or in the Deeds of Trust and the continuance of such event beyond the applicable grace and/or cure periods therefor, if any, set forth in ARTICLE IX (Events of Default).

         "Expense Payments" shall have the meaning set forth in Section 10.4 (Performance by Lender).

         "Facility" and "Facilities" mean, individually or collectively, an assisted living facility or independent living facility owned by one of the Borrowers.

         "Financing Documents" means at any time collectively and includes this Agreement, the Note, the Deeds of Trust, the Guaranty Agreement, the Management Fee Subordination Agreements, the Security Documents, the Letter of Credit Documents and any other instrument, agreement or document previously, simultaneously or hereafter executed and delivered by any of the Borrowers and/or any other Person, singly or jointly with another Person or Persons, evidencing, securing, guarantying or in connection with any of the Obligations and/or in connection with this Agreement, the Note and/or any of the Security Documents, as the same may from time to time be amended, restated, supplemented or otherwise modified.

         "Fixed Charge Coverage Ratio" means starting after the first resident takes occupancy in any given Facility (regardless of whether a Borrower then owned the Facility or when the Facility was added to the Borrowing Base), such Facility shall maintain a ratio of EBITDA for the Facility to Debt Service for a Facility with 77 units or fewer, equal to not less than 0.6 to 1.0 as of the end of the third (3rd) full fiscal quarter, a ratio of not less than
1.0 to 1.0 as of the end of the fourth (4th) full fiscal quarter and a ratio of not less than 1.25 to 1.0 as of the end of each of the fifth (5th) full fiscal quarter and thereafter and for a Facility with 78 units or more, a ratio equal to not less than 0.6 to 1.0 as of the end of the third (3rd) full fiscal quarter, a ratio equal to not less than 1.0 to 1.0 as of the end of the fourth
(4th) full fiscal quarter, a ratio of note less than 1.15 to 1.0 as of the end of the fifth (5th) full fiscal quarter and a ratio of not less than 1.25 to 1.0 as of the end of the sixth (6th) full fiscal quarter and thereafter, measured thereafter as of the end of each full fiscal quarter on a rolling four-quarter basis. For Acquisition Projects, EBITDA will be calculated on a pro-forma basis using such Facility's most recent fiscal quarter operating results.

         "GAAP" shall mean generally accepted accounting principles in effect in the United States of America from time to time.

         "General Contractor" or "General Contractors" shall mean individually or collectively the general contractors named in the Construction Contracts and his or its respective successors and permitted assigns.

         "General Intangibles" shall mean any and all general intangibles of every nature, whether presently existing or hereafter acquired or created arising out of or relating to any or all of the Facilities, including without limitation all books, correspondence, credit files, records, computer programs, computer tapes, cards and other papers and documents in the possession or control of the Borrowers, commercial tort claims, other claims (including without limitation all claims for income tax and other refunds), payment intangibles, Supporting Obligations, choses in action, judgments, software, patents, patent licenses, trademarks (excluding the "Sunrise", "Dignity Home Care", "Respect Home Care" or "Karrington" trademark or tradename), trademark licenses (excluding any license to any of the Borrowers for the "Sunrise," "Reminiscence", "Dignity Home Care", "Respect Home Care" or "Karrington" trademarks or tradenames), licensing agreements, rights in intellectual property, goodwill, as that term is defined in accordance with GAAP (including all goodwill of the Borrowers' business symbolized by, and associated with, any and all trademarks, trademark licenses, copyrights and/or service marks), royalty payments, Letter-of-credit rights, letters of credit, contractual rights, the right to receive refunds of unearned insurance premiums, contractual rights, rights as lessee under any lease of real or personal property, literary rights, copyrights, service names, service marks, logos, trade secrets, all amounts received as an award in or settlement of a suit in damages, deposit accounts, interests in joint ventures or general or limited partnerships, all Licenses, construction permits, Operating Agreements and Management Contracts, Participation Agreements and Resident Agreements, books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to any or all of the foregoing, all Supporting Obligations with respect to any of the foregoing, and all Equipment and General Intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, and all Proceeds of the foregoing.

         "Governmental Authority or Authorities" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guarantor" means Sunrise Assisted Living, Inc., a Delaware corporation.

         "Guaranty Agreement" means the Guaranty of Payment Agreement by SALI of even date herewith.

         "Hazardous Materials" means any flammable explosives, radioactive materials, hazardous waste, toxic substances or related materials, including, without limitation, asbestos, polychlorinated biphenyls, urea-formaldehyde, radon, and any substance defined as or included in the definition of (a) any "hazardous waste" as defined by the Resource Conservation Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any "toxic substance" as defined by the Toxic Substances Control Act, as amended from time to time, and regulations promulgated thereunder; (d) any hazardous or infectious medical waste including, but not limited to, cultures and stocks of infectious agents and associated biologicals, pathological wastes, human and animal blood specimens and blood products, anatomical materials, blood, blood-soiled articles, contaminated materials, microbiological laboratory wastes, sharps, chemical wastes, infectious wastes, chemotherapeutic wastes, and radioactive wastes; (e) any substance, the presence of which on any property now or hereafter owned, operated or acquired by any of the Borrowers is prohibited or regulated under any applicable Federal or state laws or regulations; and (f) any other substance, pollutant, contaminant, chemical, or industrial toxic hazardous substance or waste, including without limitation hazardous materials, which by law is prohibited or is otherwise regulated as a hazardous material.

         "Hazardous Materials Contamination" shall mean the contamination by, release or spill of (whether presently existing or occurring after the date of this Agreement), Hazardous Materials of or on any property owned, operated or controlled by any of the Borrowers, or for which any of the Borrowers, has responsibility, including, without limitation, improvements, facilities, soil, ground water, air or other elements on, or of, any property now or hereafter owned, operated or acquired by any of the Borrowers, and any other contamination by Hazardous Materials for which any of the Borrowers is, or is claimed to be, responsible.

         "Hedge Transaction" means any transaction between any of the Borrowers and the Agent or any affiliate of the Agent now existing or hereafter entered into, which provides for an interest rate or commodity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross-currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Borrower's exposure to fluctuations in interest rates, currency valuations or commodity prices.

         "Home Healthcare Provider" means any Affiliate of SALI or of the Sunrise Foundation which is licensed as a home health care provider in any state in which assistance with tasks of daily living provided to a person must be provided by a home healthcare provider licensed in such state.

         "Hydric Soils" shall mean any soil category upon which building would be prohibited or restricted under applicable governmental requirements (including, without limitation, those imposed by the U.S. Army Corps of Engineers based upon its guidelines as to, among other things, soil, vegetation and effect on the ecosystem).

         "Improvements" shall have the meaning given to that term in each Deed of Trust.

         "Instrument" means a negotiable instrument or any other writing which evidences a right to payment of a monetary obligation and is not itself a security agreement or lease and is of a type that in the ordinary course of business is transferred by delivery with any necessary endorsement or assignment, and all Supporting Obligations with respect to any of the foregoing and all Proceeds with respect to any of the foregoing.

         "Inventory" means any and all inventory of each of the Borrowers and all right, title and interest of each of the Borrowers in, and to, all of its now owned and hereafter acquired goods, merchandise and other personal property furnished under any contract of service or intended for sale or lease arising out of or relating to any and all Facilities, including, without limitation, all supplies of any kind, nature or description which are used or consumed in each of the Borrower's businesses and all documents of title or documents representing the same and all Proceeds of the foregoing.

         "Klaassens" means Paul J. Klaassen and Teresa M. Klaassen.

         "Land" shall have the meaning given to that term in each Deed of Trust.

         "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs or decrees of any Governmental Authority or any court or similar entity established by any thereof.

         "Lease" shall have the meaning given to that term in each Deed of Trust.

         "Letter-of-credit right" means a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

         "Licenses" means any and all licenses, certificates of need, operating permits, franchises, and other licenses, authorizations, certifications, permits, or approvals, other than construction permits, issued by, or on behalf of, any Governmental Authority now existing or at any time hereafter issued, with respect to the acquisition, construction, renovation, expansion, leasing, management, ownership and/or operation of any and all Facilities, accreditation of any Facility, and/or the participation or eligibility for participation in any third party payment or reimbursement programs to the extent any of the Borrowers are participating in such programs (but specifically excluding any and all Participation Agreements to the extent required by law), any and all operating licenses issued by any state Governmental Authority, any and all pharmaceutical licenses and other licenses related to the purchase, dispensing, storage, prescription or use of drugs, medications, and other "controlled substances," any and all licenses relating to the operation of food or beverage facilities or amenities, if any, and any and all certifications and eligibility for participation in Medicare, Medicaid, Blue Cross and/or Blue Shield, or any of the Managed Care Plans, private insurer, employee assistance programs or other third party payment or reimbursement programs as the same may from time to time be amended, renewed, restated, reissued, restricted, supplemented or otherwise modified.

         "Lien" means any mortgage, deed of trust, deed to secure debt, grant, pledge, security interest, assignment, encumbrance, judgment, lien or charge of any kind, whether perfected or unperfected, avoidable or unavoidable, consensual or non-consensual, including, without limitation, any conditional sale or other title retention agreement, filed or unfiled tax liens, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

         "Liquid Assets" means cash, cash equivalents and readily marketable securities for purposes of any covenant under the Financing Documents.

         "Liquidation Costs" shall have the meaning set forth in Section 10.5 (Uniform Commercial Code).

         "Loan" shall have the meaning set forth in Section 2.1 (The Loan).

         "Managed Care Plans" means any health maintenance organization, preferred provider organization, individual practice association, competitive medical plan, or similar arrangement, entity, organization, or Person.

         "Management Agreement" means any and all Management Agreements entered into or to be entered into by and between any of the Borrowers and the Management Company relating to the management of the Facilities, as the same may from time to time be amended, restated, supplemented or otherwise modified.

         "Management Company" means SALMI, its successors and assigns and any other Person which may become the manager of any of the Facilities.

         "Management Fees" shall have the meaning set forth in Section 7.19 (Management).

         "Management Fee Subordination Agreement" shall have the meaning set forth in Section 7.19 (Management).

         "Master Credit Facility" means the existing revolving credit facility in the current maximum principal sum of $400,000,000 from the Lender as agent for itself and certain other lenders to Sunrise East Assisted Living Limited Partnership as principal borrower and certain other subsidiaries of SALI as co-borrowers, as such credit facility may be renewed, modified or restructured.

         "Material Adverse Change" means a significant adverse change in a Person's financial position or capacity including but not limited to significant adverse changes in (a) liquidity, (b) gross revenues, (c) total expenses, (d) such Person's net worth, or (e) ability to meet payment obligations under such Person's Funded Debt, the Obligations and/or contingent liabilities.

         "Material Lease" shall have the meaning given to that term in each Deed of Trust.

         "Minimum Occupancy Requirement" means for a Facility with 77 units or fewer, a minimum Resident Occupancy of (A) 50% by the ninth (9th) Operating Month, (B) 70% by the twelfth (12th) Operating Month and (C) 85% by the fifteenth (15th) Operating Month and thereafter and means for a Facility with 78 units or more, a minimum Resident Occupancy of (A) 45% by the ninth (9th) Operating Month, (B) 65% by the twelfth
(12th) Operating Month, (C) 80% by the fifteenth (15th) Operating Month and (D) 85% by the eighteenth (18th) Operating Month and thereafter.

         "Multi-employer Plan" shall mean a Plan which is a multi-employer plan as defined in Section 4001(a)(3) of ERISA.

         "Net Operating Income" means total operating revenue less total operating expenses (excluding interest, federal and state income taxes, depreciation and amortization) but including a management fee to the Management Company of the higher of five percent (5%) of gross revenues or the actual management fee for the period in question as shown in financial information provided by the Borrowers.

         "Note" shall have the meaning set forth in Section 2.1 (The Loan).

         "Notice" shall mean a written communication delivered as specified in
Section 11.1 (Notices).

         "Obligations" means all present and future debts, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of the Borrowers to the Lender under, arising pursuant to, in connection with and/or on account of the provisions of this Agreement, the Note, the Deeds of Trust, each Security Document, any Hedge Transaction and any of the other Financing Documents, including, without limitation, the principal of, and interest on, the Note, late charges, Enforcement Costs, and other prepayment penalties (if any), any indebtedness to the Lender arising out of any Hedge Transaction, and also means all other present and future indebtedness, liabilities and obligations, whether now existing or contemplated or hereafter arising, of the Borrowers to the Lender in connection with the Credit Facility of any nature whatsoever regardless of whether such debts, obligations and liabilities be direct, indirect, primary, secondary, joint, several, joint and several, fixed or contingent, and any and all renewals, extensions and rearrangements of any such debts, obligations and liabilities.

         "Operating Agreements and Management Contracts" means any and all contracts and agreements previously, now or at any time hereafter at any time entered into by any of the Borrowers with respect to the acquisition, construction or renovation of a significant nature, expansion, ownership, operation, maintenance, use or management of any or all of the Facilities or otherwise concerning the operations and business of any or all of the Facilities, including, without limitation, any and all service and maintenance contracts, any employment contracts, any and all management agreements, any and all consulting agreements, laboratory servicing agreements, pharmaceutical contracts, physician, other clinician or other professional services provider contracts, resident agreements, food and beverage service contracts, and other contracts for the operation and maintenance of, or provision of services to, a Facility, as the same may from time to time be amended, restated, supplemented, renewed, or modified.

         "Operating Month" means a full calendar month after the first resident takes occupancy in a Facility.

         "Operating Reserve" shall mean a reserve in an amount approved by the Lender included in each Total Development Cost to cover the costs of leasing up a Facility and initial operating deficits.

         "Participation Agreements" means any and all third party payor participation or reimbursement agreements now or at any time hereafter existing for the benefit of any of the Borrowers relating to rights to payment or reimbursement from, and claims against, private insurers, Managed Care Plans, material employee assistance programs, Blue Cross and/or Blue Shield, federal, state and local Governmental Authorities, including without limitation, Medicare and Medicaid, and other third party payors, as the same may from time to time be amended, restated, extended, supplemented or modified.

         "Permitted Liens" means: (a) Liens for Taxes which are not delinquent or which the Lender has determined in the exercise of its sole and absolute discretion (i) are being diligently contested in good faith and by appropriate proceedings, (ii) the applicable Borrower has the financial ability to pay, with all penalties and interest, at all times without materially and adversely affecting such Borrower, and (iii) are not, and will not be with appropriate filing, the giving of notice and/or the passage of time, entitled to priority over any Lien of the Lender; (b) deposits or pledges to secure obligations under workers' compensation, social security or similar laws, or under unemployment insurance in the ordinary course of business; (c) Liens in favor of the Lender pursuant to the Credit Facility or in connection with any Hedge Transaction; (d) judgment Liens to the extent the entry of such judgment does not constitute an Event of Default under the terms of this Agreement or result in the sale of, or levy of execution on, any of the Collateral; (e) Liens approved by the Lender which have been created to secure permitted subordinated debt on a junior lien basis; and (f) such other Liens, if any, as are identified as Permitted Encumbrances as defined in the Deed of Trust.

         "Person" shall mean and include an individual, a corporation, a partnership, a limited liability company, a joint venture, a trust, an unincorporated association, any Governmental Authority or any other entity.

         "Pledge, Assignment and Security Agreement" means the Pledge Assignment and Security Agreements of even date herewith executed by the partners or members of each of the Borrowers in favor of the Lender, pursuant to which such partners or members of the Borrowers have pledged and assigned all of their respective interests in the Borrowers to the Lender as additional security for the Credit Facility.

         "Pool A Project" means any Facility for which, when the Borrowing Base is computed at the end of a reporting period meets the Minimum Occupancy Requirement and Fixed Charge Coverage Ratio Requirement.

         "Pool B Project" means any Facility which, when the Borrowing Base is computed at the end of any fiscal quarter, does not meet the definition of a Pool A Project.

         "Pool C Project" means any Facility which, when the Borrowing Base is computed at the end of two or more consecutive fiscal quarters, does not meet the definition of a Pool A Project.

         "Pool D Project" means any Facility which, when the Borrowing Base is computed at the end of any fiscal quarter is not maintaining a minimum Fixed Charge Coverage ratio of .75 to 1.0 and which has been operating for four (4) full fiscal quarters or longer.

         "Post Default Rate" means the interest rate on the Note in the absence of an Event of Default plus three percent (3%) per annum.

         "Primary Borrower" means Sunrise Baton Rouge Assisted Living, L.L.C. or another Borrower or a Person designated as an attorney-in-fact for the Borrowers designated as such from time to time by the Borrowers by written notice to the Lender.

         "Proceeds" has the meaning described in the Uniform Commercial Code as in effect from time to time.

         "Property" means collectively the "Property" as that term is defined in each of the Deeds of Trust.

         "Qualified Ground Lease" means (a) any lease (i) which is a direct ground lease (or indirect ground lease, so long as each ground lease in the chain of title meets the following criteria) granted by the fee owner of real property, (ii) which may be transferred and/or assigned without the consent of the Lessor (or as to which the lease expressly provides that (A) such lease may be transferred and/or assigned with the consent of the lessor and (B) such consent shall not be unreasonably withheld or delayed), (iii) which has a remaining term (including any renewal terms exercisable at the sole option of the lessee) of at least 50 years, (iv) under which no material default has occurred and is continuing, (v) with respect to which a security interest may be granted without the consent of the lessor, and (vi) which contains lender protection provisions reasonably acceptable to the Lender including, without limitation, provisions to the effect that (A) the lessor shall notify the Lender of the occurrence of any default by the lessee under such lease and shall afford the Lender the right to cure such default and (B) in the event that such lease is terminated, the Lender shall have the option to enter into a new lease having terms substantially identical to those contained in the terminated lease. Upon the submission to the Lender of a written request for approval of the lender protection provisions and other terms of a proposed Qualified Ground Lease, the Lender may waive any non-compliances with the foregoing which it considers in its reasonable judgment not to be material and adverse with respect to the eligibility of the Facility subject to the Qualified Ground Lease, and shall use its best efforts to accept or reject such proposal within five (5) Banking Days, and shall accept or reject such proposal within ten (10) Banking Days, in each case following receipt of such request.

         "Receivables" means all of the Borrowers' now or hereafter owned, acquired or created Accounts, Chattel Paper, Contract Rights, General Intangibles and Instruments, and all Proceeds thereof.

         "Rent Expense" means the actual rent expense incurred by a Borrower, the Guarantor or any Affiliate as a tenant under leases with respect to any Facility.

         "Replacement Reserves" means $250 per year per bed in each Facility (whether or not such Facility is stabilized).

         "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

         "Resident Agreements" means any and all contracts, authorizations, agreements and/or consents executed by, or on behalf of any resident or other person seeking services from any Borrower pursuant to which such Borrower provides or furnishes health or assisted living care and related services at any and all of the Facilities, including the consent to treatment, assignment of payment of benefits by third party, as the same may from time to time be amended, restated, supplemented or modified.

         "Resident Occupancy" means the number of residents who are in occupancy at a Facility and paying fees pursuant to a resident agreement divided by the pro forma resident occupancy for such Facility as contained in the pro forma operating budget of an Eligible Facility.

         "Revolving Credit Expiration Date" means July 31, 2001 or any date to which it may be extended from time to time pursuant to the terms of Section 2.5 (Extensions).

         "Revolving Credit Termination Date" means the earlier of (a) the Revolving Credit Expiration Date, or (b) the date on which the Credit Facility is terminated pursuant to Section 10.5 (Remedies on Default) or otherwise.

         "SALI" means Sunrise Assisted Living, Inc., a Delaware corporation.

         "SALII" means Sunrise Assisted Living Investments, Inc., a Virginia corporation.

         "SALMI" means Sunrise Assisted Living Management, Inc., a Virginia corporation, formerly known as Sunrise Terrace, Inc.

         "Security Documents" means, collectively, any assignment, including, without limitation, any Pledge, Assignment and Security Agreement, the Collateral Assignments and any assignment, pledge agreement, security agreement, mortgage, deed of trust (including the Deeds of Trust), leasehold mortgage, leasehold deed of trust, deed to secure debt, financing statement, initial transaction statement and any similar instrument, document or agreement under or pursuant to which a Lien is now or hereafter granted to, or for the benefit of, the Lender on any collateral to secure the Obligations, as the same may from time to time be amended, restated, supplemented or otherwise modified.

         "State" means the Commonwealth of Virginia.

         "Supporting Obligation" means a Letter-of-credit right, secondary obligation or obligation of a secondary obligor or that supports the payment or performance of an account, chattel paper, a document, a general intangible, an instrument or investment property.

         "Survey" means a plat of the Land for any Facility which clearly designates at least (a) the location of the perimeter of such Land by courses and distances; (b) the location of all easements, rights-of-way, alleys, streams, waters, paths and encroachments; (c) the location of all building restriction lines and set-backs, however established; (d) the location of any streets or roadways abutting such Land; and (e) the then "as-built" location of the Improvements located on such Land and the relation of such Improvements by courses and distances to the perimeter of such Land, building restriction lines and set-backs, all in conformity with the Minimum Standard Detail Requirements for ALTA/ACSM Rand Surveys adopted by the American Land Title Association and the American Congress on Surveying and Mapping (1997 Edition) and otherwise complying with the provisions of EXHIBIT E attached hereto.

         "Taxes" means all taxes and assessments whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character (including all penalties or interest thereon), which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority on any of the Borrowers or any of their properties or assets or any part thereof or in respect of any of their franchises, businesses, income or profits.

         "Total Development Costs" means as to a Facility actual costs expended by or on behalf of any of the Borrowers in constructing one of the Facilities, reported to the Lender and verified by the Lender.

         "Uniform Commercial Code" means, unless otherwise provided in this Agreement, the Uniform Commercial Code as adopted by and in effect from time to time in the State or in any other jurisdiction, as applicable.

         "Unused Line Fee" shall have the meaning set forth in 2.3.2 (Unused Line Fee).

         "Wholly Owned Subsidiary" or "Wholly Owned Subsidiaries" means one or more subsidiaries 100% owned by SALI or a Borrower or by any Wholly Owned Subsidiary of SALI or a Borrower which is or has been created for the sole purpose of acquiring or constructing and owning and operating a Facility which is included in the Borrowing Base.

         Section 1.2 Accounting Terms and Other Definitional Provisions.

         Unless otherwise defined in this Agreement, as used in this Agreement and in any certificate, report or other document made or delivered pursuant hereto, accounting terms not otherwise defined in this Agreement, and accounting terms only partly defined in this Agreement, to the extent not defined, shall have the respective meanings given to them under GAAP. Unless otherwise defined in this Agreement, all terms used in this Agreement which are defined by the Uniform Commercial Code shall have the same meanings as assigned to them by the Uniform Commercial Code unless and to the extent varied by this Agreement. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, Section, subsection, schedule and exhibit references are references to sections or subsections of, or schedules or exhibits to, as the case may be, this Agreement unless otherwise specified. As used in this Agreement, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require. Reference to any one or more of the Financing Documents and any of the Financing Documents shall mean the same as the foregoing may from time to time be amended, restated, substituted, extended, renewed, supplemented or otherwise modified.

                                   ARTICLE II
                                    BORROWING

         Section 2.1 The Loan.

                           (a) The Lender agrees to lend to the Borrowers
pursuant to the terms and conditions of this Agreement, and the Borrowers, jointly and severally, agree to borrow on a revolving basis from the Lender from time to time the principal amount (the "Loan") not to exceed at any time outstanding the lesser of (i) the Credit Facility Committed Amount, or (ii) the Borrowing Base.

                           (b) The obligation of the Borrowers to repay the Loan
shall be evidenced by the Revolving Credit Note of even date herewith (as further amended, restated, substituted, extended, renewed and otherwise modified from time to time, the "Note") payable to the Lender in the form attached hereto as EXHIBIT A. The Note shall bear interest and shall be repaid by the Borrowers in the manner and at the times set forth in the Note.

                           (c) The conditions precedent for making an advance
under the Loan shall be as set forth in this Agreement. Sums borrowed and repaid may be readvanced under the terms and conditions of this Agreement. Advances shall be made by the Lender on a pro rata basis based on their pro rata shares of the Credit Facility Committed Amount.

                           (d) The Borrowers will prepare a Borrowing Base
Report (each a "Borrowing Base Report") attached hereto as EXHIBIT B which must also be certified by the Borrowers listing for each of the Facilities (i) the applicable Appraised Value (ii) Total Development Cost, and (iii) its status as of the most recent reporting date as a Pool A, Pool B, Pool C or Pool D Project. The initial Borrowing Base Report is attached hereto as EXHIBIT C. The Borrower shall submit updated Borrowing Base Reports in connection with each request for an advance or a certification of no deterioration in the pool status of any Facility since the last Borrowing Base Report and will also submit current a current Borrowing Base Report within forty-five (45) days after the end of each of the Borrowers' fiscal quarters. The Borrowing Base Report will be based on appraisals obtained by the Lender and other information on the Facilities provided by the Borrowers or obtained by the Lender. The Borrowing Base shall be computed based on the Borrowing Base Report most recently prepared by the Borrowers and reviewed and accepted by the Lender. In the event the Borrowers shall fail to furnish other current reports or information as reasonably required by the Lender pursuant to the Financing Documents, or in the event the Lender believes that a Borrowing Base Report is no longer accurate, the Lender may, in its reasonable discretion exercised from time to time and without limiting its other rights and remedies under the Financing Documents, upon notice to the Borrowers and the expiration of a cure period of five (5) Banking Days, designate any Facility as a Pool D Project or suspend the making of or limit advances under the Loan. The Borrowing Base shall be subject to reduction as a result of the following events: (i) the release of a Facility from the lien of the applicable Deed of Trust, (ii) by the change of any Facility's status as a Pool A or B Project to a Pool B or C Project or a Pool A, B or C Project to a Pool D Project respectively as determined by the Lender. The Borrowing Base shall be subject to increase as a result of the change of a Facility's status as a Pool B, C or D Project to a Pool A as determined by the Lender.

                           (e) The Borrowers shall furnish to the Lender such
schedules, certificates, lists, records, reports, information and documents as required by the Lender from time to time so that the Lender may, in its reasonable discretion, determine the Borrowing Base.

                           (f) If at any time the aggregate principal amount of
the Loan outstanding exceeds the Borrowing Base, a borrowing base deficiency ("Borrowing Base Deficiency") shall exist. Each time a Borrowing Base Deficiency exists, the Borrowers shall within three (3) Banking Days of notice thereof from the Lender either pay the amount and/or add Facilities to increase the Borrowing Base to an amount which is at least equal to the aggregate principal amount outstanding under the Loan.

                           (g) The current Borrowing Base Report is attached
hereto as EXHIBIT C.

                           (h) As of the date hereof the Borrowers have
designated and the Lender has accepted each of the Facilities owned by the Borrowers into the Borrowing Base as Facilities.


         Section 2.2 Procedure for Advances.

                           (a) The Lender will make advances from time to time
upon receipt of written request from the Borrowers in the form designated by the Lender, provided that after giving effect to the Borrowers' request, the outstanding principal balance of the Loan would not exceed the lesser of the Credit Facility Committed Amount or the Borrowing Base. Each advance under the Loan shall be in an amount of not less than $1,000,000, and in increments of $250,000 in excess thereof. Advances or the renewal of a Eurodollar Period shall be requested by the Borrowers orally or in writing by 10:00 A.M. (Eastern time) three (3) Banking Days prior to the Banking Day on which the funds will be advanced. The Borrowers shall advise the Lender at the time of such notice which Eurodollar Period they are selecting. The Lender shall have no obligation to make any advance if at the time such advance is requested and/or is proposed to be funded, there exists an Event of Default or an event which upon notice or lapse of time or both would constitute an Event of Default under the Financing Documents. If the Borrowers fail to advise the Lender three (3) Banking Days in advance of the expiration of a Eurodollar Period of their intention to either pay off such portion of the Loan or renew the applicable Eurodollar Period, it shall be assumed by the Lender that the Eurodollar Period is to be renewed.

                           (b) In addition, if the Lender has reason to believe
a Default or an Event of Default has occurred, the Borrowers hereby irrevocably authorize the Lender to make advances of the Loan at any time and from time to time, without further request from or notice to the Borrowers, which the Lender, in its sole and absolute discretion, deems necessary or appropriate to protect the Lender's interests under this Agreement or otherwise, including, without limitation, advances of the Loan made to cover interest on the Loan, fees, and/or Enforcement Costs, prior to, on, or after the termination of this Agreement, regardless of whether the aggregate amount of the advances of the Loan which the Lender may make hereunder exceeds the Credit Facility Committed Amount. The Lender shall have no obligation whatsoever to make any advance under this subsection and the making of one or more advances under this subsection shall not obligate the Lender to make other similar advances. Any such advances will be evidenced by the Note secured by the Collateral and the Deeds of Trust.

         Section 2.3 Fees.

                  2.3.1 Commitment Fee.

                  On or before the date of the Credit Facility Closing, the Borrowers shall pay to the Lender a commitment fee of $90,000 (the "Commitment Fee"). The Borrowers shall pay to the Lender an additional extension fee of $90,000 on the earlier of (a) the original maturity date of the note if the note is extended pursuant to its term or (b) if the currently proposed restructure of the Master Credit Facility is not fully subscribed by a syndicate of lenders in the aggregate principal sum of $350,000,000 by May 30, 2001 and closed by June 30, 2001 (then such additional fee shall be payable on July 2, 2001).

                  2.3.2 Unused Line Fee

                           (a) The Borrowers shall pay to the Lender on the
first day of each fiscal quarter and on the Revolving Credit Termination Date a quarterly revolving credit facility fee (the "Unused Line Fee") in an amount equal to twenty-five (25) basis points per annum of the average daily unused and undisbursed portion of the Loan.

         Section 2.4 Interest Rate Matters.

                  2.4.1 Inability to Determine Eurodollar Rate.

                  In the event that the Lender determines (which determination shall be conclusive absent manifest error) that, by reason of circumstances affecting the London interbank market, quotation of Eurodollar Rates for any portion of the Note are not being provided in the relevant amounts or for the relevant maturities for the purpose of determining a Eurodollar Rate for any portion of the principal sum, the Lender will give notice of such determination to the Borrowers at least one (1) day prior to the date of an advance or any subsequent Eurodollar Period for the Loan. If any such notice is given, the Lender shall have no obligation to make any advance or maintain any principal sum outstanding at a Eurodollar Rate. Until the earlier of the date any such notice has been withdrawn by the Lender or the date when the Lender and the Borrowers have mutually agreed upon an alternate method of determining the rates of interest payable on the Loan, as the case may be, the Borrowers shall not have the right to have additional advances or maintain any portion of the Credit Facility at a Eurodollar Rate, whereupon the Lender and the Borrowers shall mutually agree upon an alternate method of determining the rates of interest payable on the Loan or the principal outstanding under the Note shall be immediately due and payable.

                  2.4.2 Illegality.

                  Notwithstanding any other provision of the Financing Documents to the contrary, in the event that it shall become unlawful for the Lender to obtain funds in the London interbank market or for the Lender to maintain the Loan at the Eurodollar Rate, then, by written notice to the Borrowers, the Lender may declare that advances will not thereafter be made or the Loan maintained by the Lender hereunder at the Eurodollar Rate, whereupon the Lender and the Borrowers shall mutually agree upon an alternate method of determining the rates of interest payable on the Loan or the principal outstanding under the Note shall be immediately due and payable.

                  2.4.3 Increased Costs and Reduced Return.

                           (a) If any event shall occur (whether in the form of
a reserve requirement (not included in the definition of the Eurodollar Rate), exchange control regulations, governmental charges, compliance with any guideline or request from any central bank or other Governmental Authority, changes in the London interbank market or the position of the Lender in such market or otherwise) and the result of any such event is, in the Lender's reasonable judgment, to increase the costs which the Lender determines are attributable to its making or maintaining the Loan at the Eurodollar Rate in excess of those costs already in effect as of April 1, 2001, or its obligation to make available the Loan at the Eurodollar Rate or to reduce the amount of any sum received or receivable by the Lender under the Note, then, within ten (10) days after demand by the Lender, Borrowers hereby agree to pay to the Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduction.

                           (b) In addition to any amounts payable pursuant to
subsection (a), if the Lender shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards," or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the enforcement or interpretation or administration of any of the foregoing by any court or any central bank or other Governmental Authority, charged with the enforcement or interpretation or administration thereof, or compliance by the Lender (or any lending office of the Lender) or the Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lender's capital or on the capital of the Lender's holding company, if any, as a consequence of its making or maintaining the Loan or its incurring any obligations under this Agreement to a level below that which the Lender or the Lender's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration the Lender's policies and the policies of the Lender's holding company with respect to capital adequacy) by an amount deemed by the Lender to be material, then, upon demand by the Lender, the Borrowers hereby agree to pay to the Lender from time to time such additional amount or amounts as will compensate the Lender or the Lender's holding company for any such reduction suffered.

                  2.4.4 Notice of Amounts Payable to Lender.

                  If the Lender shall seek payment of any amounts from Borrowers pursuant to this Section or under Section 2.4 (Interest Rate Matters), it shall notify the Borrowers of the amount payable by the Borrowers to the Lender hereunder. A certificate of the Lender seeking payment setting forth in reasonable detail the factual basis for and the computation of the amount specified, shall be conclusive and binding on all parties for all purposes, absent manifest error, as to the amounts owned. The Borrowers' obligations under this Section shall survive the termination of this Agreement and the repayment of the Obligations.

         Section 2.5 Extensions.

         At any time not later than thirty (30) days prior to the Revolving Credit Expiration Date, the Borrowers may request that the Lender, in its sole discretion, extend the Revolving Credit

Expiration Date for a period of one hundred twenty (120) days; provided, however, that the Borrowers will be required to repay the Loan in full simultaneously with the closing of the restructuring of the Master Credit Facility.

         Section 2.6 Permitted Costs.

         Advances under the Borrowing Base shall be made available by the Lender pursuant to a Borrowing Base Report issued quarterly by the Lender or more frequently in the Lender's discretion and certified by the Borrowers in accordance with the terms of this Agreement. Total Development Costs may include the following cost which have actually been paid by the Borrowers or on their behalf by their Affiliates (i) the acquisition by the Borrowers of the Land which is the site of such Facility, (ii) the construction on the Premises of a Facility containing residential units and common facilities (iii) marketing, staffing and similar pre-opening expenses and (iv) an Operating Reserve. Unless otherwise agreed to by the Lender and to the extent specifically permitted by the Lender, the process of verification of Requisitions shall have confirmed the payment by any of the Borrowers of the following costs and expenses related to the development of the Premises and the construction of the Improvements and no others may be included in a Total Development Cost: (i) the payment of interest when due without further authorization or consent of the Borrowers; (ii) the actual cost of the Land and all labor, services, materials, supervision, construction fees and the like reasonably incurred by any of the Borrowers in connection with the construction upon the Land of the Improvements in accordance with the Plans and Specifications; (iii) for the actual cost of pre-opening expenses, marketing expenses and operations of the Facility to the extent of operating deficits; (iv) for the actual cost of commitment fees, extension fees, appraisal fees, closing or settlement costs, fees of attorneys, engineers, architects and accountants, insurance and bond premiums, ad valorem real estate taxes and other costs directly related to the development of the Land and the construction, marketing, initial start-up operating of the Improvements and (v) for other pre-opening fees.

         Section 2.7 Co-Borrower Obligations.

         Each Person included in the term "Borrowers", including each Additional Borrower, hereby covenants and agrees with the Lender as follows:

                           (a) The Obligations include all present and future
indebtedness, duties, obligations, and liabilities, whether now existing or contemplated or hereafter arising, of any one or more of the Borrowers in connection with the Loan.

                           (b) Reference in this Agreement and the other
Financing Documents to the "Borrowers" or otherwise with respect to any one or more of the Persons now or hereafter included in the definition of "Borrowers" shall mean each and every such Person and any one or more of such Persons, jointly and severally, unless the context requires otherwise.

                           (c) For administrative convenience, each Person
included in the term "Borrowers" hereby irrevocably appoints the Primary Borrower as the Borrowers' attorney-in-fact, with power of substitution (with the prior written consent of the Lender in the exercise of its sole and absolute discretion), in the name of the Primary Borrower or in the name of any of the Borrowers or otherwise to take any and all actions with respect to this Agreement, the other Financing Documents, the Obligations and/or the Collateral (including, without limitation, the Proceeds thereof) as the Primary Borrower may so elect from time to time, including, without limitation, actions to (i) request advances under the Loan, and direct the Lender to disburse or credit the proceeds of any advance under the Loan directly to an account of any Borrower, or otherwise, which direction shall evidence the making of such advance and shall constitute the acknowledgment by each Borrower of the receipt of the proceeds of the Loan,
(ii) enter into, execute, deliver, amend, modify, restate, substitute, extend and/or renew this Agreement, any other Financing Documents, security agreements, mortgages, deposit account agreements, instruments, certificates, waivers, letter of credit applications, releases, documents and agreements from time to time, and (iii) endorse any check or other item of payment in the name of such Person or in the name of the Primary Borrower. The foregoing appointment is coupled with an interest, cannot be revoked without the prior written consent of the Lender, and may be exercised from time to time through the Primary Borrower's duly authorized officer, officers or other Person or Persons designated by the Primary Borrower to act from time to time on behalf of the Primary Borrower.

                           (d) Each Borrowers hereby irrevocably authorizes the
Lender to make advances to any one or more of the Borrowers pursuant to the provisions of this Agreement upon the written, oral or telephonic request any one or more of the Persons who is from time to time a Responsible Officer of the Primary Borrower under the provisions of the most recent certificate of corporate resolutions and/or incumbency of the Primary Borrower on file with the Lender and also upon the written, oral or telephone request of any one of the Responsible Officers of any Borrower.

                           (e) The Lender assumes no responsibility or liability
for any errors, mistakes, and/or discrepancies in the oral, telephonic, written or other transmissions of any instructions, orders, requests and confirmations between the Lender and any one or more of the Persons included in the term "Borrowers", any advance under the Loan or any other transaction in connection with the provisions of this Agreement except those resulting from the Lender's gross negligence or willful misconduct.

         Section 2.8 Agreement Among Borrowers.

         Without implying any limitation on the joint and several nature of the Obligations, the Lender agrees that, notwithstanding any other provision of this Agreement, the Persons included in the term "Borrowers" may create reasonable inter-company indebtedness between or among the Persons included in the term "Borrowers" with respect to the allocation of the benefits and proceeds of the advances under this Agreement. The Persons included in the term "Borrowers" agree among themselves, and the Lender consents to that agreement, that each such Person shall have rights of contribution from all such Persons to the extent such Person incurs Obligations in excess of the proceeds of the Loan received by, or allocated to purposes for the direct benefit of, such Person. All such indebtedness and rights shall be, and are hereby agreed by the Persons included in the term "Borrowers" to be, subordinate in priority and payment to the indefeasible repayment in full in cash of the Obligations, and, unless the Lender agrees in writing otherwise, shall not be exercised or repaid in whole or in part until all of the Obligations have been indefeasibly paid in full in cash. Each Person included in the term "Borrowers" agrees that all of such inter-company indebtedness and rights of contribution are part of the Collateral and secure the Obligations. Each Person included in the term "Borrowers" hereby waives all rights of counterclaim, recoupment and offset between or among themselves arising on account of that indebtedness and otherwise. Unless otherwise consented to in writing by the Lender, no Person included in the term "Borrowers" shall evidence the inter-company indebtedness or rights of contribution by note or other instrument, and shall not secure such indebtedness or rights of contribution with any Lien or security.

         Section 2.9 Benefits to Borrowers.

         Each Person included in the term "Borrowers" hereby represents and warrants to the Lender that each of them will derive benefits, directly and indirectly, from each advance under the Loan, both in their separate capacity and as a member of the integrated group to which each such Person belongs and because the successful operation of the integrated group is dependent upon the continued successful performance of the functions of the integrated group as a whole, because (a) the terms of the consolidated financing provided under this Agreement are more favorable than would otherwise be obtainable by such Persons individually, and (b) the additional administrative and other costs and reduced flexibility associated with individual financing arrangements which would otherwise be required if obtainable would substantially reduce the value to such Persons of the financing.

         Section 2.10 Guaranty.

                           (a) Each Person included in the term "Borrowers"
hereby unconditionally and irrevocably, guarantees to the Lender:

                                    (i) the due and punctual payment in full
         (and not merely the collectibility) by the other Persons included in the term "Borrowers" of the Obligations, including unpaid and accrued interest thereon, in each case when due and payable, all according to the terms of this Agreement, the Note and the other Financing Documents;

                                    (ii) the due and punctual payment in full
         (and not merely the collectibility) by the other Persons included in the term "Borrowers" of all other sums and charges which may at any time be due and payable in accordance with this Agreement, the Note or any of the other Financing Documents;

                                    (iii) the due and punctual performance by
         the other Persons included in the term "Borrowers" of all of the other terms, covenants and conditions contained in the Financing Documents; and

                                    (iv) all the other Obligations of the other
         Persons included in the term "Borrowers".

                           (b) The obligations and liabilities of each Person
included in the term "Borrowers" as a guarantor under this Section shall be absolute and unconditional and joint and several, irrespective of the genuineness, validity, priority, regularity or enforceability of this Agreement, the Note or any of the Financing Documents or any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor. Each Person included in the term "Borrowers" in its capacity as a guarantor expressly agrees that the Lender may, in its sole and absolute discretion, without notice to or further assent of such Borrower and without in any way releasing, affecting or in any way impairing the joint and several obligations and liabilities of such Person as a guarantor hereunder:

                                    (i) waive compliance with, or any defaults
         under, or grant any other indulgences under or with respect to any of the Financing Documents;

                                    (ii) modify, amend, change or terminate any
         provisions of any of the Financing Documents;

                                    (iii) grant extensions or renewals of or
         with respect to this Agreement, the Note or any of the other Financing Documents;

                                    (iv) effect any release, subordination,
         compromise or settlement in connection with this Agreement, the Note or any of the other Financing Documents;

                                    (v) agree to the substitution, exchange,
         release or other disposition of the Collateral or any part thereof, or any other collateral for the Loan or to the subordination of any lien or security interest therein;

                                    (vi) make advances for the purpose of
         performing any term, provision or covenant contained in this Agreement, the Note or any of the other Financing Documents with respect to which the Borrower shall then be in default;

                                    (vii) make future advances pursuant to this
         Agreement or any of the other Financing Documents;

                                    (viii) assign, pledge, hypothecate or
         otherwise transfer, the Obligations, the Note, any of the other Financing Documents or any interest therein, all as and to the extent permitted by the provisions of this Agreement;

                                    (ix) deal in all respects with the other
         Persons included in the term "Borrowers" as if this Section were not in effect;

                                    (x) effect any release, compromise or
         settlement with any of the other Persons included in the term "Borrowers", whether in their capacity as a Borrower or as a guarantor under this Section or any other guarantor; and

                                    (xi) provide debtor-in-possession financing
         or allow use of cash collateral in proceedings under the Bankruptcy Code, it being expressly agreed by all Persons included in the term "Borrowers" that any such financing and/or use would be part of the Obligations.

                           (c) The obligations and liabilities of each Person
included in the term "Borrowers", as guarantor under this Section 2.10 shall be primary, direct and immediate, shall not be subject to any counterclaim, recoupment, set off, reduction or defense based upon any claim that such Person may have against any one or more of the other Persons included in the term "Borrowers", the Lender and/or any other guarantor and shall not be conditional or contingent upon pursuit or enforcement by the Lender of any remedies it may have against Persons included in the term "Borrowers" with respect to this Agreement, the Note or any of the other Financing Documents, whether pursuant to the terms thereof or by operation of law. Without limiting the generality of the foregoing, the Lender shall not be required to make any demand upon any of the Persons included in the term "Borrowers", or to sell the Collateral or otherwise pursue, enforce or exhaust its or their remedies against the Persons included in the term "Borrowers" or the Collateral either before, concurrently with or after pursuing or enforcing its rights and remedies hereunder. Any one or more successive or concurrent actions or proceedings may be brought against each Person included in the term "Borrowers" under this Section 2.10, either in the same action, if any, brought against any one or more of the Persons included in the term "Borrowers" or in separate actions or proceedings, as often as the Lender may deem expedient or advisable. Without limiting the foregoing, it is specifically understood that any modification, limitation or discharge of any of the liabilities or obligations of any one or more of the Persons included in the term "Borrowers", any other guarantor or any obligor under any of the Financing Documents, arising out of, or by virtue of, any bankruptcy, arrangement, reorganization or similar proceeding for relief of debtors under federal or state law initiated by or against any one or more of the Persons included in the term "Borrowers", in their respective capacities as borrowers and guarantors under this Section 2.10, or under any of the Financing Documents shall not modify, limit, lessen, reduce, impair, discharge, or otherwise affect the liability of each Borrower under this Section 2.10 in any manner whatsoever, and this Section 2.10 shall remain and continue in full force and effect. It is the intent and purpose of this Section 2.10 that each Person included in the term "Borrowers" shall and does hereby waive all rights and benefits which might accrue to any other guarantor by reason of any such proceeding, and the Persons included in the term "Borrowers" agree that they shall be liable for the full amount of the obligations and liabilities under this Section 2.10 regardless of, and irrespective to, any modification, limitation or discharge of the liability of any one or more of the Persons included in the term "Borrowers", any other guarantor or any obligor under any of the Financing Documents, that may result from any such proceedings.

                           (d) Each Person included in the term "Borrowers", as
guarantor under this Section 2.10, hereby unconditionally, jointly and severally, irrevocably and expressly waives:

                                    (i) presentment and demand for payment of
         the Obligations and protest of non-payment;

                                    (ii) notice of acceptance of this Section
         2.10 and of presentment, demand and protest thereof;

                                    (iii) notice of any default hereunder or
         under the Note or any of the other Financing Documents and notice of all indulgences;

                                    (iv) notice of any increase in the amount of
         any portion of or all of the indebtedness guaranteed by this Section 2.10;

                                    (v) demand for observance, performance or
         enforcement of any of the terms or provisions of this Agreement, the Note or any of the other Financing Documents;

                                    (vi) all errors and omissions in connection
         with the Lender's administration of all indebtedness guaranteed by this
         Section 2.10;

                                    (vii) any right or claim of right to cause a
         marshalling of the assets of any one or more of the other Persons included in the term "Borrowers";

                                    (viii) any act or omission of the Lender
         which changes the scope of the risk as guarantor hereunder; and

                                    (ix) All other notices and demands otherwise
         required by law which such Person may lawfully waive.

                           (e) Within ten (10) days following any request of the
Lender to do so, each Person included in the term "Borrowers" will furnish the Lender and such other persons as the Lender may direct with a written certificate, duly acknowledged stating in detail whether or not any credits, offsets or defenses exist with respect to this Section 2.10.

                                   ARTICLE III
                                   COLLATERAL

         Section 3.1 Collateral.

         As security for the payment of any and all of the Obligations and for the Borrowers' performance of, and compliance with, all of the terms, covenants, conditions, stipulations and agreements contained in the Financing Documents, each of the Borrowers hereby assigns, grants and conveys to the Lender, and agrees that the Lender shall have, to the extent permitted by law a perfected, continuing security interest in, all of the Collateral. Each of the Borrowers further agrees that the Lender shall have in respect of the Collateral all of the rights and remedies of a secured party under the Uniform Commercial Code and the Uniform Commercial Code of those other states in which the Facilities are located, whichever is applicable, and under other applicable Laws as well as those provided in this Agreement. The Borrowers covenant and agree to execute and deliver such financing statements and other instruments and filings as are necessary in the opinion of the Lender to perfect such security interest. Notwithstanding the fact that the Proceeds of the Collateral constitute a part of the Collateral, the Borrowers may not dispose of the Collateral, or any part thereof, other than in the ordinary course of their business or as otherwise may be permitted by this Agreement or other Security Agreements.

         Section 3.2 Facilities.

         The Facilities are listed on EXHIBIT D attached hereto and incorporated herein by reference or any future Borrowing Base Report. The Credit Facility shall be secured by (a) the first lien Deeds of Trust on the fee simple interests of the Borrowers in the Facilities or on the leasehold interests of Borrowers under Qualified Ground Leases, (b) a first lien security interest in all fixtures, building materials and all other machinery, equipment and other personalty used or installed by the Borrowers or each of the premises of an Facility or in the Improvements constructed thereon, and (c) all of the other Collateral relating to the Facilities.

         Section 3.3 Assignment of Partnership Interests.

         The Obligations are further secured by one or more Pledge, Assignment and Security Agreements, pursuant to which the partners or owners of each of the Borrowers have assigned to the Lender one hundred percent (100%) of all partnership or member interests in each of the Borrowers.

         Section 3.4 Guaranties.

         The Obligations are the subject of the Guaranty Agreement executed and delivered by the Guarantor in favor of the Lender.

         Section 3.5 Collateral for Obligations.

         The Borrowers acknowledge that it is the intention of the Borrowers that the Collateral and all the Deeds of Trust be security for all of the Obligations, both those now existing and those hereafter created or incurred by future loans, advances, extensions of credit or otherwise and whether or not currently contemplated by the Borrowers and/or the Lender on or about the date hereof.

         Section 3.6 Costs.

         The Borrowers agree to pay on demand, to the fullest extent permitted by applicable laws, all reasonable fees, commissions, costs, charges, travel expenses and other expenses incurred by the Lender in connection with the taking, perfection, preservation, protection and/or release of any security interest or lien on any of the Collateral or Deeds of Trust. The foregoing notwithstanding, the Borrowers shall not be obligated to pay the travel expenses of the Lender with the exception of travel expenses incurred in connection with any enforcement actions following the occurrence of an Event of Default.

                                   ARTICLE IV
                          GENERAL FINANCING PROVISIONS

         Section 4.1 Conditions Precedent to Credit Facility Closing.

         The following shall be conditions precedent to the Credit Facility
Closing:

                           (a) The Guaranty, this Agreement and the Note shall
have been properly executed and delivered to the Lender.

                           (b) The Lender shall have received and approved a
copy of each Borrower's fully executed organizational and governing documents [Partnership Agreement or Operating Agreement and Articles of Organization (if a limited liability company)] and a certified copy of the recorded Certificate of Limited Partnership (if a limited partnership) or Articles of Organization (if a limited liability company) and a certificate of no changes therein since the closing for such Facility in the Master Credit Facility.

                           (c) The Lender shall have received and approved a
certificate executed by all of the general and limited partners or members of the Borrowers authorizing the execution and delivery of this Agreement or any other Financing Documents being delivered in connection herewith and consenting to the Loan.

                           (d) The Lender shall have received and approved a
current certificate of good standing or certificate of fact from the State in which each Borrower is formed.

                           (e) The Lender shall have received and approved an
opinion of counsel for the Borrowers as to the Borrowers' good standing, form, powers and authority and as to the validity, binding effect and enforceability of the Financing Documents.

                           (f) In connection with the execution and delivery of
this Agreement, the Guaranty and the Note, the Borrowers shall pay to the Lender the Commitment Fee of $90,000. The Commitment Fee will be in addition to and shall not be deemed to reduce or replace any other fee due in connection with the Credit Facility.

                           (g) The Total Development Cost for such Facility
shall have been reviewed and approved in writing by the Lender consistent with the provision of Section 2.1 (The Loan)

                           (h) The Lender shall have received a paid policy of
title insurance (American Land Title Association Standard Form "B" Loan Policy - Current Edition) covering the Facility or a valid and enforceable commitment to issue the same, together with such reinsurance agreements and direct access agreements as may be required by the Lender in an amount or amounts satisfactory to the Lender and aggregating not less than $40,000,000 from a company satisfactory to the Lender and which may be endorsed or assigned to the successors and assigns of the Lender without additional cost, insuring the liens of the Deeds of Trust to be valid first liens on the Property, free and clear of all defects, exception and encumbrances except such as the Lender and its counsel shall have approved but without a creditor's rights exception and (if applicable in the Lender's sole discretion) containing affirmative insurance against mechanics liens.

                           (i) The Lender shall have received advice, in form
and substance and from a source satisfactory to the Lender, to the effect that a search of the applicable public records discloses no conditional sales contracts, chattel mortgages, leases of personalty, financing statements or title retention agreements filed or recorded against the Property except such as the Lender shall have approved.

                           (j) The Lender shall have received all policies of
insurance required by the terms hereof and by the other Financing Documents from a company or companies and in form and amount satisfactory to the Lender, including without limitation, flood insurance (in the amount required by the Lender or evidence that flood insurance is not available or otherwise required with respect to the Property), together with written evidence, in form and substance satisfactory to the Lender, that all fees and premiums due on account thereof have been paid in full.

                           (k) The Lender shall have received and accepted an
appraisal of the Facility.

                           (l) The Lender shall have received and approved a
copy of a Survey of the Land certified to the Lender and to the title insurance company and any recorded subdivision plat of the Land and otherwise complying with the survey requirements set forth on EXHIBIT E attached hereto. If available, the Borrowers shall deliver current as-built surveys of each Facility, such surveys shall be delivered as soon as possible after the Credit Facility Closing

                           (m) The Lender shall have received and accepted a
Phase I environmental audit of the applicable Facility prepared by a person or firm acceptable to the Lender or a copy of an acceptable environmental audit of the applicable Facility from the Master Credit Facility.

                           (n) The Lender shall have received evidence
acceptable in all respects through certification by the Architect or other source acceptable to the Lender that the applicable Improvements, when constructed, will comply with all legal requirements regarding access and facilities for handicapped or disabled persons, including, without limitation and to the extent applicable to assisted living facilities (or, if applicable, independent living facilities), The Federal Architectural Barriers Act (42 U.S.C. Section 4151 et seq.), The Fair Housing Amendments Act of 1988 (42 U.S.C. Section 3601 et seq.), The Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.), The Rehabilitation Act of 1973 (29
U.S.C. Section 794) and any applicable state statutes relating to access and facilities for handicapped or disabled persons.

                           (o) The Lender shall have received and approved
copies of any executed Material Leases of the applicable Property or of any portion thereof.

                           (p) With regard to any Deed of Trust for a Facility
located in any state having such requirement, the Lender shall have received evidence satisfactory to the Lender that a Certificate of Need has been issued for such Facility.

                           (q) The Lender shall have received written evidence
from a qualified third party, in form and substance satisfactory to the Lender, to the effect that the applicable Improvements have been substantially completed in accordance with their Plans and Specifications.

                           (r) The Lender shall have received written evidence,
in form and substance satisfactory to the Lender, to the effect that requisite certificates for permanent occupancy or completion of the Improvements have been validly issued.

                           (s) The Lender shall have received a copy of an
operating License for the Facility or other evidence satisfactory to the Lender that the Facility may be lawfully operated as contemplated by the Financing Documents.

         Section 4.2 Conditions Precedent to Determining Availability Under Borrowing Base or Making an Advance under the Loan.

         The Lender shall not be obligated to confirm the calculation of the Borrowing Base or make an advance under the Loan unless the conditions described in Section 4.1 (Conditions Precedent to Credit Facility Closing) and the following additional conditions shall have been satisfied with regard to such Facility to the Lender's satisfaction:

                           (a) No Default or Event of Default shall have
occurred and be continuing under any Note or any of the other Financing
Documents.

                           (b) None of the Improvements shall have been
materially damaged by fire or other casualty unless the Lender shall have received or reasonably anticipates receiving proceeds of insurance sufficient in the judgment of the Lender to effect a satisfactory restoration of such Improvements in accordance with the terms of the Deed of Trust.

                           (c) The representations and warranties made in
ARTICLE III (Collateral) and in this Agreement shall be true and correct in all material respects on and as of the date of the advance with the same effect as if made on such date.

                           (d) All terms and conditions of the Financing
Documents required to be met as of the date of the applicable advance shall have been met to the complete satisfaction of the Lender.

                           (e) The Lender shall have determined whether each
Facility is a Pool A, Pool B, Pool C or Pool D Project.

         Section 4.3 Computation of Interest and Fees.

         All applicable fees and interest shall be calculated on the basis of a year of 365 days for the actual number of days elapsed pursuant to the terms of the Note and interest shall be payable monthly in arrears.

         Section 4.4 Liens; Setoff.

         Each of the Borrowers hereby grants to the Lender a continuing lien and security interest for all the Obligations upon any and all monies, securities, and other property of the Borrowers and the proceeds thereof, now or hereafter held or received by or in transit to, the Lender, or any affiliate of the Lender, from or for any of the Borrowers, and also upon any and all deposits (general or special) and credits of any of the Borrowers with the Lender, if any, at any time existing. During the continuance of any Event of Default under this Agreement, the Lender is hereby authorized by each of the Borrowers at any time and from time to time, without notice to the Borrowers, to set off, appropriate and apply any or all items hereinabove referred to against all Obligations then outstanding.

         Section 4.5 Payment and Performance of Obligations.

         The payment and performance by the Borrowers of the Obligations shall be absolute and unconditional, irrespective of any defense or any rights of set-off, recoupment or counterclaim any of them might otherwise have against the Lender, and the Borrowers shall pay absolutely net all of the Obligations, free of any deductions and without abatement, diminution or set-off; and until payment in full of all of the Obligations, the Borrowers: (a) will not suspend or discontinue any payments provided for in the Note, (b) will perform and observe all of its other agreements contained in this Agreement, including (without limitation) all payments required to be made to the Lender and (c) will not terminate or attempt to terminate this Agreement or any of the other Financing Documents to which any of the Borrowers is a party for any cause.

         Section 4.6 Payments to Others for the Account of the Borrowers.

         At the option of the Lender and without any request from the Borrowers, and without waiving any of its rights hereunder, the Lender may elect to cure or avoid any default by the Borrowers under the Financing Documents by applying amounts due hereunder or advancing the Lender's own funds to the satisfaction of the conditions of the Financing Documents and any amounts so applied shall be part of the Loan and shall be secured by the Deeds of Trust and the other Collateral. The Lender agrees to endeavor to give the Borrowers notice of any such payment or performing of any act and the amount of any payment whether prior to or contemporaneously with its making such payment or performance of such act; provided, however, that failure to give such notice shall not constitute a waiver by the Lender of, or constitute a defense to, any of the rights of the Lender under this Agreement or the Deeds of Trust, including (without limitation) the right of the Lender to repayment of the amount of such payment.

         Section 4.7 Prepayment.

         The Borrowers shall have the right to prepay the Loan in full or in part, at any time and from time to time, upon three (3) days' prior written notice to the Lender without premium or penalty. The foregoing notwithstanding, in connection with any prepayment of a principal sum on any day other than the last day of the Eurodollar Period applicable thereto, the Borrowers shall pay to the Lender upon request by the Lender, such amount as shall be sufficient to compensate the Lender for any and all losses or expenses which the Lender may sustain or incur (including without limitation, any such loss or expense arising from the redeployment of funds obtained by the Lender). Unless an Event of Default has occurred, any partial prepayment shall be applied first to such breakage costs, second to accrued and unpaid interest and third to the outstanding principal balance of the Loan due and owing at maturity. Sums borrowed and repaid may be readvanced. The Borrowers' obligations under this Section shall survive the termination of this Agreement and the repayment of the Obligations.

         Section 4.8 Assignments.

         The Borrowers agree not to transfer, assign, pledge or hypothecate any right or interest in any payment or advance due pursuant to this Agreement, or any of the other benefits of this Agreement, without the prior written consent of the Lender. Any assignment made or attempted by the Borrowers, or any of them, without the prior written consent of the Lender shall be void and of no effect. No consent by the Lender to an assignment by the Borrowers shall release the

Borrowers as the parties primarily obligated and liable under the terms of this Agreement unless the Borrowers shall be released specifically by the Lender in writing. No consent by the Lender to an assignment shall be deemed to be a waiver of the requirement of prior written consent by the Lender with respect to each and every further assignment and as a condition precedent to the effectiveness of such assignment.

         Section 4.9 Liability of the Lender.

         The Lender shall in no event be responsible or liable to any person other than the Borrowers for the disbursement of or failure to disburse the Loan proceeds or any part thereof.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         To induce the Lender to make available the Credit Facility, the Borrowers represent and warrant to the Lender that:

         Section 5.1 Existence/Good Standing.

         Each Borrower is a limited partnership or a limited liability company duly organized and existing and in good standing under the laws of the jurisdiction of its formation, has the power to own its property and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which each Facility owned by such Borrower is located and in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary.

         Section 5.2 Power and Authority.

         Each Borrower has full power and authority to execute and deliver this Agreement and each of the other Financing Documents executed and delivered by it, to make the borrowing hereunder, and to incur the Obligations, all of which have been duly authorized by all proper and necessary action. No consent or approval of partners or members of, or lender to, the Borrowers, and no consent or approval of any Governmental Authority or any third party payor on the part of the Borrowers, is required as a condition to the validity or enforceability of this Agreement or any of the other Financing Documents executed and delivered by any of the Borrowers or to the payment or performance by the Borrowers of the Obligations.

         Section 5.3 Binding Agreements.

         This Agreement and each of the other Financing Documents executed and delivered by the Borrowers have been properly executed by the Borrowers, constitute valid and legally binding obligations of the Borrowers and are fully enforceable against the Borrowers in accordance with their respective terms.

         Section 5.4 Litigation.

         There are no proceedings pending before any court or arbitrator or before or by any Governmental Authority which, in any one case or in the aggregate, will cause a Material Adverse Change in any of the Borrowers or affect the authority of any of the Borrowers to enter into this Agreement or any of the other Financing Documents executed and delivered by any of the Borrowers. There is no pending revocation, suspension, termination, probation, restriction, limitation or non-renewal of any License, Participation Agreement or any similar accreditation or approval organization or Governmental Authority for healthcare providers, including, without limitation, the issuance of any provisional License or other License with a term of less than twelve (12) months, as a consequence of any sanctions imposed by any Governmental Authority, nor is there any pending assessment of any civil or criminal penalties by any Governmental Authority, the outcome of which, if determined adversely to any of the Borrowers, could result in a Material Adverse Change in any of the Borrowers. The Borrowers do not have any appeals regarding rates or reimbursements currently pending or contemplated before any Governmental Authority or any administrator of any third party payor or preferred provider program or referral source, the outcome of which, if determined adversely to any of the Borrowers, could result in a Material Adverse Change in any of the Borrowers. There are no Medicare or Medicaid recoupments or recoupments of any other third party payor being sought, requested or claimed, against any of the Borrowers, the outcome of which, if determined adversely to any of the Borrowers could materially impair any of the Borrowers' ability to pay the Obligations, except as otherwise disclosed in writing to, and approved by, the Lender.

         Section 5.5 No Conflicting Agreements.

         There is (a) no provision of any Borrower's organizational or governing documents and no provision of any existing mortgage, indenture, contract or agreement binding on any of the Borrower or affecting its property, and (b) to the knowledge of the Borrowers no provision of law or order of court binding upon any of the Borrowers, which would conflict with or in any way prevent the execution, delivery, or performance of the terms of this Agreement or of any of the other Financing Documents executed and delivered by any of the Borrowers, or which would be violated as a result of such execution, delivery or performance, or, if so, all necessary consents have been obtained.

         Section 5.6 Financial Information.

         All financial statements or information hereto furnished to the Lender with respect to the Borrowers, each Facility is complete and correct in all material respects and fairly presents the financial condition of the Borrowers and the financial condition of the Facilities and Guarantor. There are no liabilities, direct or indirect, fixed or contingent, of any of the Borrowers or the Guarantor which are not reflected in the their respective financial statements or in the notes thereto. There has been no Material Adverse Change in the financial condition or operations of any of the Borrowers or the Guarantor since the financial statements dated December 31, 2000 (and to the Borrowers' knowledge no such Material Adverse Change is pending), and neither any of the Borrowers nor the Guarantor has guaranteed the obligations of, or made any investments in or advances to, any company, individual or other entity, except as disclosed in such information.

         Section 5.7 No Default.

         None of the Borrowers are in default under or with respect to any obligation under any agreement to which such Borrower is a party in any respect which could result in a Material Adverse Change. There is no Event of Default hereunder.

         Section 5.8 Taxes.

         The Borrowers have filed or have caused to have been filed all federal, state and local tax or informational returns which are required by law to be filed, and have paid or caused to have been paid all Taxes as shown on such returns or on any assessment received by each of them, to the extent that such Taxes have become due, or which are required by law to be paid, unless and to the extent only that such Taxes, assessments and governmental charges are currently contested in good faith and by appropriate proceedings by the Borrowers and adequate reserves therefor have been established as required under GAAP.

         Section 5.9 Place(s) of Business and Location of Collateral.

         The Borrowers warrant that the address of the Borrowers' chief executive office is as specified in EXHIBIT D attached hereto and made a part hereof and that the address of each other place of business of any of the Borrowers, is as disclosed in EXHIBIT D. The Collateral and all books and records pertaining to the Collateral are and/or will be located at the addresses indicated on EXHIBIT D. The Borrowers will immediately advise the Lender in writing of the opening of any new place of business or the closing of any existing place of business of any of the Borrowers, and of any change in the location of the places where the Collateral, or any part thereof, or the books and records concerning the Collateral, or any part thereof, are kept. EXHIBIT D may be modified from time to time to add the locations of additional Facilities.

         Section 5.10 Title to Properties.

         The Borrowers have good and marketable title to all of their properties, including, without limitation, the Property and the Collateral. The Property and the Collateral are free and clear of mortgages, pledges, liens, charges and other encumbrances other than the Permitted Liens.

         Section 5.11 Margin Stock.

         None of the proceeds of the Loan will be used, directly or indirectly, by any of the Borrowers for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any "margin security" or "margin stock" within the meaning of Regulation U (12 CFR ARTICLE 221), of the Board of Governors of the Federal Reserve System (herein called "margin security" and "margin stock") or for any other purpose which might make the transactions contemplated herein a "purpose credit" within the meaning of said Regulation G or Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities Exchange Act of 1934 or the Small Business Investment Act of 1958, as amended, or any rules or regulations promulgated under any of such statutes.

         Section 5.12 ERISA.

         With respect to any "pension plan", as defined in Section 3(2) of ERISA, which plan is now or previously has been maintained or contributed to by any of the Borrowers and/or by any Commonly Controlled Entity: (a) no "accumulated funding deficiency" as defined in Code Section 412 or ERISA
Section 302 has occurred, whether or not that accumulated funding deficiency has been waived; (b) no "reportable event" as defined in ERISA Section 4043 has occurred; (c) no termination of any plan subject to Title IV of ERISA has occurred; (d) neither any of the Borrowers nor any

Commonly Controlled Entity has incurred a "complete withdrawal" within the meaning of ERISA Section 4203 from any multi-employer plan; (e) neither any of the Borrowers nor any Commonly Controlled Entity has incurred a "partial withdrawal" within the meaning of ERISA Section 4205 with respect to any multi-employer plan; (f) no multi-employer plan to which any of the Borrowers or any Commonly Controlled Entity has an obligation to contribute is in "reorganization" within the meaning of ERISA Section 4241 nor has notice been received by any of the Borrowers or any Commonly Controlled Entity that such a multi-employer plan will be placed in "reorganization".

         Section 5.13 Governmental Consent.

         Neither the nature of any of the Borrowers or of any of their businesses or properties, nor any relationship between any of the Borrowers and any other Person, nor any circumstance in connection with the making of the Loan, or the offer, issue, sale or delivery of the Note is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority, on the part of any of the Borrowers, as a condition to the execution and delivery of this Agreement or any of the other Financing Documents, the borrowing of the principal amounts of the Loan or the offer, issue, sale or delivery of the Note.

         Section 5.14 Full Disclosure.

         The financial statements referred to in this ARTICLE V do not, nor does this Agreement, nor do any written statements furnished by the Borrowers to the Lender in connection with the making available of the Credit Facility, contain any untrue statement of fact or knowingly omit a material fact necessary to make the statements contained therein or herein not materially misleading. The Borrowers have not failed to disclose any fact to the Lender in writing which materially adversely affects or, will or could prove to materially adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of any of the Borrowers or the ability of any of the Borrowers to perform this Agreement or any of the other Financing Documents.

         Section 5.15 Business Names and Addresses.

         The Borrowers have not conducted business under any name other than their current names or tradenames or "Karrington" and have not conducted their business in any jurisdiction other than those listed on EXHIBIT D. The Borrowers intend to operate the Facilities under the names set forth on EXHIBIT D. The Borrowers shall promptly notify the Lender of any change in the name of any Facility.

         Section 5.16 Licenses and Certifications.

         The Borrowers further represent and warrant to the Lender that, with respect to any License they possess or have applied for, (a) no Default or Event of Default has occurred or is continuing under the terms of any of the Licenses, or any condition to the issuance, maintenance, renewal and/or continuance of any License, (b) the Borrowers have paid all fees, charges and other expenses to the extent due and payable with respect to, and has provided all information and otherwise complied with all material conditions precedent to, the issuance, maintenance, renewal, and continuance of all Licenses, (c) the Borrowers have not received any notice from any Governmental Authority relating to any actual or pending suspension, revocation, restriction, or imposition of any probationary use, of any License, nor has any License been materially amended, supplemented, rescinded, terminated, or otherwise modified except as otherwise disclosed in writing to, and approved by, the Lender, (d) the Borrowers have not made any previous assignment of any of the Licenses to any Person, and (e) no financing statement covering any of the Licenses is on file in any public office except financing statements in favor of the Lender. Without implying any limitation to the other representations and warranties contained in this Agreement, the Borrowers are not required by any applicable Law of any state, county or city in which any of the Facilities is located to obtain a certificate of need to operate any Facility as an assisted living facility or, an independent living facility or has applied for and obtained such Certificate(s) of Need. Licenses to operate are required in all states where the Facilities are located and Certificates of Need are also required in the State of New Jersey.

         Section 5.17 Operating Agreements and Management Contracts.

         The Borrowers have furnished to the Lender photocopies of all material Operating Agreements and Management Contracts entered into with respect to the Facilities, and all amendments, supplements and modifications thereto including, without limitation, the Management Agreement. The Borrowers further represent and warrant to the Lender that (a) all of the material Operating Agreements and Management Contracts are or will be at the time of execution and delivery thereof valid and binding on the parties thereto and in full force and effect,
(b) no Default or Event of Default has occurred or is continuing under the terms of any of the material Operating Agreements and Management Contracts, and no party thereto has attempted or threatened to terminate any such Management Contract or Operating Agreement, (c) the Borrowers have not made any previous assignment of any Operating Agreements and Management Contracts to any Person, and (d) no financing statement covering any of the Operating Agreements and Management Contracts is on file in any public office, except financing statements in favor of the Lender in connection with the Credit Facility.

         Section 5.18 Participation Agreements and Resident Agreements.

         The Borrowers have furnished to the Lender, on or before the Credit Facility Closing, the Borrowers' form of Resident Agreement used with respect to all Facilities and, if requested by the Lender after the occurrence and during the continuance of a Default, copies of all current, executed Resident Agreements for any or all of the Facilities.

                           (a) The Borrowers further covenant to the Lender
that, with respect to the Participation Agreements, if any, (i) to the best of their knowledge, all Participation Agreements will be at the time of execution and delivery thereof valid and binding on the parties thereto and in full force and effect, and (ii) all Participation Agreements will provide for payment to the applicable Borrower for services rendered to residents. The Borrowers represent and warrant that as of the date hereof it has not entered into any Participation Agreement for any Facility.

                           (b) To the extent the Borrowers participate or will
participate in Medicare or Medicaid payment and reimbursement programs, the Borrowers have complied and will comply with all notice and other requirements under Title XVIII and Title XIX of the Social Security Act to enable the Borrowers to participate in the Medicare and Medicaid payment and reimbursement programs.

         Section 5.19 Compliance with Laws.

         None of the Borrowers is in violation of any applicable laws of any Governmental Authority pertaining to employment practices, health standards or controls, environmental and occupational standards or controls or order of any court or arbitrator, the violation of which, considered in the aggregate, would result in a Material Adverse Change in any of the Borrowers. Each of the Borrowers are in compliance with all accreditation standards and requirements to which it is subject. Each of the Borrowers have obtained or will obtain all Licenses necessary to the ownership of its property or to the conduct of its activities which, if not obtained, could materially adversely affect the ability of any of the Borrowers to conduct its activities of operating each Facility as an assisted living facility, including, without limitation if and as required by any Governmental Authorities for the dispensing, storage, prescription, disposal, and use of drugs, medications and other "controlled substances" and for the maintenance of cafeteria and other food and beverage facilities or services or the condition (financial or otherwise) of any of the Borrowers.

         Section 5.20 Presence of Hazardous Materials or Hazardous Materials Contamination.

         None of the Borrowers has placed Hazardous Materials on any real property owned, controlled or operated by any of the Borrowers or for which any of the Borrowers are responsible except as described in the following sentence. To the best of the Borrowers' knowledge, no Hazardous Materials are located on any real property owned, controlled or operated by any of the Borrowers or for which any of the Borrowers are responsible, except for reasonable quantities of necessary supplies for use by the Borrowers in the ordinary course of its current line of business and stored, used and disposed of in accordance with applicable Laws, and no property owned, controlled or operated by any of the Borrowers has ever been used as a manufacturing, storage, or dump site for Hazardous Materials nor is such property affected by Hazardous Materials Contamination.

         Section 5.21 Nature of Credit Facility; Usury; Disclosures.

         Each of the Borrowers is a business or commercial organization, and the Credit Facility is being made solely for the purpose of carrying on or acquiring a business or commercial enterprise. The rate or rates of interest charged on the Note do not, and will not, violate any usury Law or interest rate limitation. The Credit Facility is not subject to the federal Consumer Credit Protection Act (15 U.S.C. Section 1601 et. seq.) nor any other federal or state disclosure or consumer protection laws. The Credit Facility is being transacted solely for business or commercial purposes and not for personal, family or household purposes.

         Section 5.22 Compliance with Zoning.

         The Borrowers represent and warrant that the anticipated use of each Facility complies with applicable zoning ordinances, regulations and restrictive covenants affecting such Land, all use requirements of any Governmental Authority having jurisdiction have been satisfied, and no violation of any law or regulation exists with respect thereto.

         Section 5.23 Utilities.

         The Borrowers represent and warrant that all utility services necessary for the operation of the Improvements for each Facility for their intended purpose are available at the boundaries of all the Land, including, without limitation, telephone service, water supply, storm and sanitary sewer facilities, natural gas (if available) and electric facilities.

         Section 5.24 Access; Roads.

         The Borrowers represent and warrant that all roads and other accesses necessary for the full utilization of the Facilities for their intended purposes have either been completed or the necessary rights of way therefor have either been or will be acquired by the appropriate Governmental Authorities or have been or will be dedicated to public use and accepted by such Governmental Authorities.

         Section 5.25 Other Liens.

         The Borrowers represent and warrant that except as otherwise provided in the Financing Documents, none of the Borrowers have made a contract or arrangement of any kind the performance of which by the other party thereto would give rise to a lien on any Facility.

         Section 5.26 Defaults.

         The Borrowers represent and warrant that there is no default on the part of any of the Borrowers under the Financing Documents and no event has occurred and is continuing which, with notice or the passage of time, or both, would constitute a default under the Note or any of the other Financing Documents.

         Section 5.27 Survival; Updates of Representations and Warranties.

         All representations and warranties contained in or made under or in connection with this Agreement and the other Financing Documents shall survive the date of this Agreement and the Loan made hereunder. The Lender acknowledges and agrees that any and all representations and warranties contained in, or made under, or in connection with, this Agreement may be amended, changed or otherwise modified by the Borrowers at any time and from time to time after the date of this Agreement so as to accurately reflect the matters represented and warranted therein; provided, that such amendments, changes and/or modifications are disclosed in writing to the Lender. The Lender shall have no obligation to waive any Event of Default due to any present or future inaccuracy of such representation or warranty or to agree to any amendment, change or modification of any such representation or warranty.

         Section 5.28 Accounts.

         With respect to all of the Borrowers' Accounts and to the best of the Borrowers' knowledge (a) they are genuine, and in all respects what they purport to be, and are not evidenced by a judgment, an instrument, or chattel paper (unless such judgment has been assigned and such instrument or chattel paper has been endorsed and delivered to the Lender); (b) they represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in the invoices relating thereto; (c) the services rendered which resulted in the creation of the Accounts have been delivered or rendered to and accepted by the Account Debtor; (d) the amounts shown on the Borrowers' books and records, with respect thereto are actually and absolutely owing to the Borrowers and are not contingent for any reason; (e) there are no set-offs, counterclaims or disputes known by the Borrowers or asserted with respect thereto, and the Borrowers have made no agreement with any Account Debtor thereof for any deduction or discount of the sum payable thereunder except regular discounts allowed by the Borrowers in the ordinary course of their business for prompt payment; (f) there are no facts, events or occurrences known to any of the Borrowers which in any way impair the validity or enforcement thereof or tend to reduce the amount payable thereunder; (g) all Account Debtors thereof, to the best of the Borrowers' knowledge, have the capacity to contract; (h) the services furnished giving rise thereto are not subject to any Liens other than Permitted Liens; (i) the Borrowers have no knowledge of any fact or circumstance which would impair the validity or collectibility thereof; and (j) there are no proceedings or actions known to any of the Borrowers which are pending against any Account Debtor which might result in any material adverse change in its financial condition.

                                   ARTICLE VI
                              CONDITIONS OF LENDING

         The making of any advance under the Loan is subject to the conditions set forth in this Agreement and the following conditions precedent:

         Section 6.1 No Default.

         No Event of Default and no event which, with the giving of notice or the passage of time or both, would become an Event of Default has occurred and is existing or would result from the making of the Loan or any advance thereunder and all representations and warranties set forth herein or in the other Financing Documents are true and correct, both before and after the making of the Loan or any advance thereunder.

         Section 6.2 Opinion of Counsel for the Borrowers.

         At the Credit Facility Closing the Lender shall receive a written opinion of counsel for the Borrowers and the Guarantor satisfactory in all respects to the Lender.

         Section 6.3 Approval of Counsel for the Lender.

         All legal matters incident to the Loan and all documents necessary in the opinion of the Lender to make the Loan shall be satisfactory in all material respects to counsel for the Lender.

         Section 6.4 Supporting Documents.

         The Lender shall receive at the Credit Facility Closing: (a) a certificate of the general partner or managing member of each of the Borrowers, in a form acceptable to the Lender in all respects, dated as of the date hereof and certifying (i) that attached thereto is a true, complete and correct copy of resolutions duly adopted by the partners or members of each of the Borrowers authorizing the execution and delivery of this Agreement, the Note and the other Financing Documents, the borrowing thereunder, and the performance of the Obligations, and (ii) as to the incumbency and specimen signature of the authorized officer of the general partner or managing member of the Borrowers executing this Agreement, the Note and the other Financing Documents; (b) such other documents as the Lender may reasonably require the Borrowers and/or the partners or members of the Borrowers to execute, in form and substance acceptable to the Lender; and (c) such additional information, instruments, opinions, documents, certificates and reports as the Lender may reasonably deem necessary.

         Section 6.5 Financing Documents.

         All of the Financing Documents required by the Lender whether at the Credit Facility Closing shall be executed, delivered and, if deemed necessary by the Lender, recorded, all at the sole expense of the Borrowers.

         Section 6.6 Insurance.

         The Borrowers shall have satisfied the Lender that any and all insurance required by this Agreement is in effect as of the date of this Agreement or as of the date of the addition of a Deed of Trust and related Collateral, and that, to the extent required by the Financing Documents, the Lender has been named as an insured lienholder.

         Section 6.7 Security Documents.

         In order to perfect the lien and security interest created by this Agreement, the Borrowers shall have executed and delivered to the Lender all Security Documents (in form and substance acceptable to the Lender in its sole discretion) deemed necessary by the Lender, in a sufficient number of counterparts for recordation, and, at the Borrowers' sole expense, shall record all such financing statements and Security Documents, or cause them to be recorded, in all public offices deemed necessary by the Lender.

                                   ARTICLE VII
                        AFFIRMATIVE COVENANTS OF BORROWER

         Until payment in full and the performance of all of the Obligations hereunder, each of the Borrowers shall:

         Section 7.1 Financial Statements.

         Furnish to the Lender:

                           (a) Quarterly Statements. Not later than forty-five
(45) days after the close of each of the Borrowers' fiscal quarters internally prepared, consolidated and consolidating financial statements of the Borrowers and a balance sheet on a year-to-date basis and as of the close of such period and an income and expense statement for such period and a Compliance Certificate in the form of Exhibit F attached hereto, certified by the chief financial officer of the Borrowers' general partner or managing member unless such report is included in the quarterly report of the Guarantor; and

                           (b) Annual Statements. Not later than one hundred
twenty (120) days after the close of each of the Borrowers' fiscal years, (i) a copy of the consolidated annual financial statement of the Borrowers and their Wholly Owned Subsidiaries in reasonable detail satisfactory to the Lender, prepared in accordance with GAAP and audited by an independent certified public accountant satisfactory to the Lender, which financial statement shall include a balance sheet of the Borrowers and their Wholly Owned Subsidiaries, as at the end of such fiscal year and the related statements of operations and retained earnings and cash flow statements for such fiscal year in a format acceptable to the Lender and a Compliance Certificate in the form of EXHIBIT F attached hereto, (ii) an unqualified letter or opinion of the accountant who examined and audited the Borrowers' financial statement and stating whether anything in such independent accountant's examination has revealed the occurrence of an event which constitutes an Event of Default under the Financing Documents or which would constitute such an Event of Default with the giving of notice or the lapse of time or both, (iii) if requested by the Lender a copy of the Management Letter prepared by the auditor, and (iv) the related statements of operations and retained earnings and cash flows in a format acceptable to the Lender; and

                           (c) Monthly Operating Reports. Beginning with the
first Operating Month (as hereinafter defined), not later than thirty (30) days after the last day of each such calendar month, operating statements for each Facility for such month, including an income and expense statement for such period and census and billing reports with respect to each Facility then operating for such period;

                           (d) Tax Returns. Not later than thirty (30) days
after the date of filing, the federal and state income tax returns for the Borrower for the year in question as well as any requests for extensions filed in connection therewith; and

                           (e) Other Quarterly Reports. (i) Borrowing Base
Reports (as and when described in Section 2.1 (d) (The Loan), (ii) not later than fifteen (15) days after the close of each of the Borrowers' fiscal quarters an estimate of the occupancy numbers for each Facility as of the end of such quarters which report shall not be used to measure compliance with covenants described for EXHIBIT F but will assist the Lender in evaluating additional Facilities proposed for inclusion in the Borrowing Base and, (iii) in connection with each Borrowing Base Report, a report describing each then Pool B , Pool C or Pool D Project, including its performance in the preceding quarter and projected performance for subsequent quarters.

                           (f) Other Information. With reasonable promptness
such additional information, reports or statements as the Lender may from time to time reasonably request.

                           (g) Certification. All required financial statements,
required pursuant to Subsections (a) and (b) of this Section 7.1 (Financial Statements) shall include the following certification:

                  "The undersigned as _____________ of ____________ certifies that the financial information contained in the financial statement dated _________, is true and complete as of this date. This statement is provided to Bank of America, N.A. (the "Lender") as amended, restated or substituted from time to time for the purpose of obtaining credit or in fulfillment of the terms and conditions of credit already provided. Accordingly, it is intended that the Lender may rely on this information".

         Section 7.2 Taxes and Claims.

         Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or any of its income or properties prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any of its properties;

provided, however, the Borrowers shall not be required to pay any such tax, assessment, charge, levy or claim, the payment of which is being contested in good faith and by proper proceedings.

         Section 7.3 Legal Existence.

         Maintain its existence as limited partnership or limited liability companies in good standing in the states of its formation and in each jurisdiction where it is required to register or qualify to do business.

         Section 7.4 Conduct of Business and Compliance with Laws.

         Do or cause to be done all things necessary to obtain, enter into, preserve and to keep in full force and effect its material rights and its trade names, patents, trademarks and Licenses, Participation Agreements, and Operating Agreements and Management Contracts which are necessary for the operation of each Facility as an adult assisted living facility (or independent living facility, as applicable), engage in and continue to engage substantially only in the business of owning and operating an adult assisted living facility (or independent living facility, as applicable) and related services in compliance with all applicable laws of the state in which the applicable Facility is located or any other Governmental Authority having jurisdiction over such Facility, and comply with all applicable Laws, including, without limitation, regulations issued under the Omnibus Budget Reconciliation Act of 1987 (OBRA'87) (Pub.L.No. 100-203), as amended, and observe the valid requirements of Governmental Authorities, and perform the terms of all Participation Agreements to which it is a party, the noncompliance with or the nonobservance of which might materially interfere with the performance of its Obligations or the proper or prudent conduct of its business or the applicable Property. In addition, each of the Borrowers covenants and agrees that it will:

                           (a) obtain and maintain in full force and effect all
Licenses necessary to the acquisition and/or ownership and/or operation of each Facility including, without limitation, Licenses and other approvals related to the storage, dispensation, use, prescription and disposal of drugs, medications and other "controlled substances" and, to the extent offered, the maintenance of cafeteria and other food and beverage facilities or services;

                           (b) administer, maintain and operate (or will cause
to be administered, maintained and operated) each Facility as a revenue-producing assisted living facility (or independent living facility, as applicable);

                           (c) to the extent the Borrowers participates in any
such programs, maintain and operate each Facility to meet the standards and requirements and to provide healthcare of such quality and in such manner as would enable the Borrower to participate in, and provide services in connection with, recognized medical and healthcare insurance programs;

                           (d) obtain, maintain and comply with all conditions
for the continuance of, all Licenses, including without limitation, Licenses which may at any time be required by the state in which the applicable Facility is located or other appropriate governmental entity, necessary or desirable for the operation of each Facility as an adult assisted living facility (or independent living facility, as applicable); and

                           (e) to the extent the Borrower presently participates
or in the future will participate in such programs, obtain, maintain and comply with all conditions for the continuance of certification from each applicable Governmental Authority that the Borrower meet all conditions for participation in the Medicare and Medicaid programs.

         Section 7.5 Use of Proceeds.

         Use the proceeds of the Loan for the purpose of paying down the Master Credit Facility or for general corporate purposes and, without the prior written consent of the Lender for no other purpose or purposes.

         Section 7.6 Insurance.

         Provide or cause to be provided to the Lender and maintain in full force and effect at all times during the term of the Loan, such policies of insurance as may be required by the terms of the Financing Documents from a company or companies, and in form and amounts satisfactory to the Lender including, by way of example and not by way of limitation, at least the following:

                           (a) Casualty or physical damage insurance coverage
for each Facility affording protection against loss or damage by fire or other hazards covered by the standard all-risk fire and hazard insurance policy with "extended coverage" endorsement and such other risks as shall be customarily covered with respect to projects similar in construction, location and use as the Property, or as the Lender may from time to time otherwise require in amounts necessary to prevent the application of any co-insurance provisions of any applicable policies up to an amount not less than the greater of the full insurable value of the Improvements (as defined in the Deed of Trust) or the aggregate principal amount of the Obligations; no policy of insurance shall be written such that the proceeds thereof will produce less than the minimum coverage required by this Section by reason of co-insurance provisions or otherwise; the term "full insurable value" means the actual replacement cost of the Property (as defined in the Deed of Trust) (excluding foundation and excavation costs and costs of underground flues, pipes, drains and other uninsurable items); and as to Facilities naming the Lender as loss payee in the mortgagee clause thereof;

                           (b) General public liability insurance in amounts
usually carried by similar operations against claims for bodily injury or death and property damage insurance for claims for damage to property (including loss of use) occurring upon, in or about the Property naming the Lender as loss payee thereunder, with such insurance to afford protection to the limit of not less than $5,000,000 for the aggregate of all occurrences during any given annual policy period for each Facility;

                           (c) Workers' compensation insurance in accordance
with the requirements of applicable law or regulation naming the Lender as loss payee thereunder;

                           (d) Business interruption insurance naming the Lender
as additional insured with respect to each Facility in an amount equal to at least twelve (12) months' debt service on the applicable Loan; and

                           (e) To the extent that healthcare professionals are
employed by any of the Borrowers or the Management Company, medical liability, malpractice and other healthcare professional liability insurance protecting the Borrowers and their employees against claims arising from the professional services performed by the Borrowers or the Management Company and their employees with limits of (i) not less than One Million Dollars ($1,000,000.00) with respect to injury or death for each person or occurrence, and (ii) not less than Three Million Dollars ($3,000,000.00) in the aggregate for claims made for injury or death in any one year, and an umbrella policy insuring against such liability in an aggregate amount of Five Million Dollars ($5,000,000.00). In addition, the Borrowers shall ensure that all healthcare providers with whom any of the Borrowers contract to provide services at any Facility are insured against claims arising from such services with limits as set forth in clauses (i) and (ii) above.

         The Borrowers shall file with the Lender, upon its request, a detailed list of the insurance then in effect and stating the names of the insurance companies, the amounts and rates of the insurance, dates of the expiration thereof and the properties and risks covered thereby. Each policy of insurance shall (i) be issued by one or more recognized, financially sound and responsible insurance companies approved by the Lender and which are qualified or authorized by the laws of the state in which the applicable Facility is located to assume the risk covered by such policy, (ii) with respect to the insurance described under the preceding subsections (a), (b) and (f) have attached thereto standard noncontributing, non-reporting mortgagee clauses in favor of and entitling the Lender, without contribution, to collect any and all proceeds payable under such insurance, (iii) provide that such policy shall not be canceled or modified without at least thirty (30) days prior written notice to the Lender, and (iv) provide that any loss otherwise payable thereunder shall be payable notwithstanding any act of negligence of any of the Borrowers which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment. Unless an escrow account has been established for insurance premiums pursuant to the provisions of a Deed of Trust, the Borrowers shall promptly pay all premiums when due on such insurance and, not less than ten (10) days prior to the expiration date of each such policy, the Borrowers will deliver to the Lender a renewal policy or policies marked "premium paid" or other evidence of payment satisfactory to the Lender. The Borrowers will immediately give the Lender notice of any cancellation of, or change in, any insurance policy. The Lender shall not, because of accepting, rejecting, approving or obtaining insurance, incur any liability for (A) the existence, nonexistence, form or legal sufficiency thereof, (B) the solvency of any insurer, or (C) the payment of losses.

         Section 7.7 Flood Insurance.

         If required by applicable law or regulation, provide or cause to be provided to the Lender a separate policy of flood insurance in an amount equal to the maximum limit of coverage available with respect to the Property, from a company or companies satisfactory to the Lender and written in strict conformity with the Flood Disaster Protection Act of 1973, as amended, and all applicable regulations adopted pursuant thereto. In the event that flood insurance is not required by applicable law or regulation to be provided in connection with the applicable Property or is not otherwise available with respect to the Property, the Borrowers shall supply the Lender with written evidence, in form and substance satisfactory to the Lender, to that effect. Any such policy shall provide that the policy may not be surrendered, canceled or substantially modified (including, without limitation, cancellation for nonpayment of premiums) without at least thirty (30) days' prior written notice to any and all insureds named therein, including the Lender.

         Section 7.8 Maintenance of Properties.

         Keep its properties, whether owned in fee or leased, including, without limitation, all of the Property, in good operating condition; make all proper repairs, renewals, replacements, additions and improvements thereto needed to maintain such properties in good operating condition; comply with the provisions of all leases to which it is a party or under which it occupies property so as to prevent any loss or forfeiture thereof or thereunder; and comply with all laws, rules, regulations and orders applicable to its properties or business or any part thereof.

         Section 7.9 Maintenance of the Collateral.

         Not permit anything to be done to the Collateral which may impair the value thereof. The Lender or an agent designated by the Lender, shall be permitted to enter the premises of any of the Borrowers and examine, audit and inspect the Collateral at any reasonable time and from time to time without notice. The Lender shall not have any duty to, and the Borrowers hereby release the Lender from, all claims of loss or damage caused by the delay or failure to collect or enforce any of the Accounts or Receivables or to preserve any rights against any other party with an interest in the Collateral.

         Section 7.10 Other Liens, Security Interests, etc.

         Keep the Collateral and the Property free from all liens, security interests and claims of every kind and nature, other than Permitted Liens; provided, a Borrower may lease office Equipment and other Equipment used in the normal course of its business for the operation of a Facility provided the total implied cost of such leased Equipment at any Facility shall not exceed $75,000 at any one time.

         Section 7.11 Defense of Title and Further Assurances.

         At its expense defend the title to the Collateral (or any part thereof), and promptly upon request execute, acknowledge and deliver any financing statement, renewal, affidavit, deed, assignment, continuation statement, security agreement, certificate or other document the Lender may reasonably require in order to perfect, preserve, maintain, protect, continue and/or extend any lien or security interest granted to the Lender under this Agreement or any of the Security Documents and its priority. The Borrowers shall pay to the Lender, on demand all taxes, costs and expenses incurred by the Lender, in connection with the preparation, execution, recording and filing of any such document or instrument.

         Section 7.12 Subsequent Opinion of Counsel as to Recording
Requirements.

         Provide to the Lender a subsequent opinion of counsel as to the filing, recording and other requirements with which the Borrower has complied to maintain the liens and security interests in favor of the Lender in the Collateral in the event that the Borrower shall transfer its principal place of business or the office where it keeps its records pertaining to the Accounts and Receivables.

         Section 7.13 Books and Records.

         Keep and maintain accurate books and records, make entries on such books and records in form reasonably satisfactory to the Lender disclosing the Lender's assignment of, and security interest in and lien on, the Collateral and all collections received by the Borrower on its Accounts, furnish to the Lender promptly upon request such information, reports, contracts, invoices, lists of purchases of Inventory (showing names, addresses and amount owing) and other data concerning Account Debtors and the Borrowers' Accounts and Inventory and all contracts and collection(s) relating thereto as the Lender may from time to time specify, unless the Lender shall otherwise consent in writing, keep and maintain all such books and records mentioned in (a) above only at the addresses listed in EXHIBIT D, and permit any person designated by the Lender to enter the premises of the Borrowers and examine, audit and inspect the books and records at any reasonable time and from time to time.

         Section 7.14 Collections.

         Until such time as the Lender shall notify the Borrowers of the revocation of such privilege following an Event of Default, at its own expense have the privilege for the account of and in trust for the Lender of collecting its Accounts and receiving in respect thereto all items of payment and shall otherwise completely service all of the Accounts including (i) the billing, posting and maintaining of complete records applicable thereto, and (ii) the taking of such action with respect to such Accounts as the Lender may reasonably request or in the absence of such request, as the Borrowers may deem advisable; and in its discretion, grant, in the ordinary course of business, to any Account Debtor, any rebate, refund or adjustment to which the Account Debtor may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to an Account. The Lender may, at its option but solely in accordance with applicable law, at any time or from time to time after the occurrence of an Event of Default hereunder, revoke the collection privilege given to the Borrowers herein by either giving notice of its assignment of, and lien on the Collateral, subject to the provisions of
Section 3.1 (Collateral), to the Account Debtors or giving notice of such revocation to the Borrowers.

         Section 7.15 Notice to Account Debtors and Escrow Account.

         In the event that (a) a Default or an Event of Default exists, or (b) demand has been made for any or all of the Obligations, promptly upon the request of the Lender in such form and at such times as reasonably specified by the Lender, give notice of the Lender's lien on the Accounts to the Account Debtors requiring those Account Debtors which are permitted by applicable law to make payments thereon directly to the Lender.

         Section 7.16 Business Names.

         Immediately notify the Lender of any change in the name or names under which it conduct its business.

         Section 7.17 ERISA.

         With respect to any pension plan which any of the Borrowers and/or any Commonly Controlled Entity maintains or contributes to, either now or in the future: (a) deliver such bonding as is required under ERISA Section 412 will be maintained; (b) as soon as practicable and in any event within fifteen (15) days after any of the Borrowers or any Commonly Controlled Entity knows or has reason to know that a "reportable event" has occurred or is likely to occur, deliver to the Lender a certificate signed by its chief financial officer setting forth the details of such "reportable event"; (c) neither the Borrowers nor any Commonly Controlled Entity will: (i) engage in or permit any "prohibited transaction" (as defined in ERISA Section 406 or Code Section 4975) to occur; (ii) cause any "accumulated funding deficiency" as defined in ERISA Section 302 and/or Code Section 412; (iii) terminate any pension plan in a manner which could result in the imposition of a lien on the property of the Borrowers pursuant to ERISA Section 4068; (iv) terminate or consent to the termination of any multi-employer plan; (v) incur a complete or partial withdrawal with respect to any multi-employer plan within the meaning of ERISA Sections 4203 and 4205; and (d) within fifteen (15) days after notice is received by any of the Borrowers or any Commonly Controlled Entity that any multi-employer plan has been or will be placed in "reorganization" within the meaning of ERISA Section 4241, notify the Lender to that effect. Upon the Lender's request, the Borrowers will deliver to the Lender a copy of the most recent actuarial report, financial statements and annual report completed with respect to any "defined benefit plan", as defined in ERISA
Section 3(35).

         Section 7.18 Change in Management.

         Notify the Lender in advance of any change of the Management Company for any Facility.

         Section 7.19 Management.

         (a) Subject to the terms of the individual Management Fee Subordination Agreements by and among each of the Borrowers, SALMI and the Lender of even date herewith (individually or collectively, the "Management Fee Subordination Agreement"), each of the Borrowers shall cause SALMI to agree to subordinate payment of any and all management fees under, or in connection with, the Management Agreement (the "Management Fees") to payment of the Obligations, and agree (i) not amend, restate, supplement, terminate, cancel or otherwise modify any of the terms or conditions of such Management Agreement, in any material respect, without the prior written consent of the Lender, and (ii) to terminate the Management Agreement upon receipt of notice from the Lender directing the Borrower to terminate the Management Agreement after the occurrence of an Event of Default, and, if requested to do so by the Lender, enter into a management agreement for the management of any Facility with an independent manager. The Management Agreement shall be approved in writing by the Lender prior to execution. A fully executed copy of the Management Agreement shall be delivered to the Lender by the Borrowers promptly after it is signed.

         Section 7.20 Surveys.

         Upon the Lender's request from time to time, furnish the Lender with a Survey with a current certification to the Lender by a registered land surveyor of the jurisdiction in which the Land is located. At any time the Borrower is required to furnish a Survey to the Lender pursuant to the terms of this Agreement, the Borrower shall also furnish an original print thereof to the title insurance company and such Survey shall not be sufficient for the purposes of this Agreement unless and until the title insurance company shall advise the Lender, by endorsement to the title insurance policy or otherwise, that the Survey discloses no violations, encroachments or other variances from applicable set-backs or other restrictions except such as the Lender and its counsel shall approve.

         Section 7.21 Payments for Labor and Materials.

         Pay when due all bills for services or labor performed and materials supplied in connection with the repair of the Improvements. In the event any mechanics' lien or other lien or encumbrance shall be filed or attached against the Property without the prior written consent of the Lender in each instance, each of the Borrowers covenants and agrees that, within thirty (30) days after receipt of notice from any source of the filing of such lien, the Borrower will promptly discharge the same by payment or filing bond or otherwise as permitted by law; and if the Borrower fails to do so, the Lender may, at its option, in addition to, and not in limitation of, all other rights and remedies of the Lender in the Event of Default by the Borrowers, and without regard to the priority of said mechanics' lien or other lien or encumbrance, pay the same, and all amounts expended by the Lender for such purpose shall constitute loans to the Borrowers and shall be secured by the Deed of Trust and the other Financing Documents, and be due and payable forthwith by the Borrowers to the Lender with interest thereon at the Reimbursement Rate provided for in the Deed of Trust.

         Section 7.22 Correction of Property Defects.

         Promptly following any demand by the Lender, correct or cause the correction of any structural defects in the Improvements, as determined by the Lender in its sole but reasonable discretion, not approved in writing by the Lender.

         Section 7.23 Fees and Expenses; Indemnity.

         Pay all reasonable fees, charges, costs and expenses required to satisfy the conditions of the Financing Documents. The Borrowers shall hold the Lender harmless and indemnify the Lender against all claims of brokers and "finders" arising by reason of the execution and delivery of the Financing Documents or the consummation of the transaction contemplated hereby.

         Section 7.24 Governmental Surveys or Inspections.

         Furnish to the Lender upon its request, within thirty (30) days of receipt thereof, copies of any and all annual surveys or inspections performed by any Governmental Authority or accreditation or certification organization with respect to any Facility.

         Section 7.25 Cost Reports.

         Prepare and file all applicable cost reports to all third-party payors, if any, to the extent required by any such third-party payor and, within thirty
(30) days thereafter, notify the Lender of any settlement of any cost report disclosed to the Lender as being open or unsettled as of the Closing Date to the extent any such cost report would have a materially adverse effect on the Borrowers.

         Section 7.26 Updated Appraisals.

         Upon request made by the Lender, deliver annual updated appraisals of any or all the Property and the Facilities, which appraisals shall be prepared by an appraiser or appraisers designated by the Lender and shall be in all respects reasonably acceptable to the Lender which appraisals shall include, if deemed necessary by the Lender, in its reasonable discretion, updated discounted cash flow analysis, inspections of and commentary on the physical status of the applicable Facility and an engineering review. The basis of the appraisal calculations shown on such appraisal reports and all other aspects of the appraisal reports must be satisfactory to the Lender in all material respects. The release of such appraisal reports by the Lender to the Borrowers shall be at the Lender's sole option if the Borrowers have not paid the cost of such appraisal. If the Borrowers have paid the cost of the appraisal, a copy of the appraisal will be provided to the Borrowers upon their signing of the Lender's standard appraisal release letter provided an Event of Default has not occurred and is not continuing. The Borrowers shall reimburse the Lender upon demand for all costs and expenses incurred by the Lender with respect to the preparation and review of all future appraisals required pursuant to the terms hereof, if either (a) such appraisal is required by law or banking regulation, (b) an event of default has occurred under the Financing Documents, or (c) the Lender has reason to believe a change in value has occurred in the Facility being appraised due to an adverse change in the Facility's occupancy status or operating performance.

         Section 7.27 Notification of Certain Events, Events of Default and Adverse Developments.

         Promptly give written notice to the Lender of the occurrence of any of the following:

                           (a) any Event of Default under the Financing
Documents;

                           (b) any event, development or circumstance whereby
the financial statements furnished under the Financing Documents fail in any material respect to present fairly, in accordance with GAAP, the financial condition and operational results of the Borrowers;

                           (c) any judicial, administrative or arbitral
proceeding pending against any of the Borrowers or any judicial or administrative proceeding known by the Borrowers to have been threatened against any of them in a written communication which threatened proceeding, if adversely decided, could cause a Material Adverse Change in any of the Borrowers;

                           (d) the revocation, suspension, probation,
restriction, limitation or refusal to renew, or any administrative procedure then in process for the revocation, suspension, probation, restriction, limitation, or refusal to renew, of any License, or the decertification, revocation, suspension, probation, restriction, limitation, or refusal to renew, or the pending, decertification, revocation, suspension, probation, restriction, limitation, or refusal to renew or any administrative procedure then in process for any participation or eligibility in any third party payor program in which any of the Borrowers elects to participate, including, without limitation, Medicare, Medicaid or other private insurer programs or any accreditation of any of the Borrowers, or the issuance or pending issuance of any License for a period of less than twelve (12) months, as a consequence of sanctions imposed by any Governmental Authority, or the assessment or pending assessment, of any civil or criminal penalties by any Government Authority, any third party payor or any accreditation organization or Person, which could materially adversely affect the financial condition or operations of any of the Borrowers or an

Affiliate (present or prospective) as determined by the Lender, in its sole but reasonable discretion;

                           (e) any action, including, but not limited to, the
filing of any certificate of need application if required by law, the amendment of any facility license or certification, or the issuance of any new license or certification for any Facility, under which any of the Borrowers proposes (i) to develop a new facility or service and/or (ii) eliminate, materially expand or materially reduce any service;

                           (f) any actual contingent liability or a potential
contingent liability threatened or noticed in a written communication to any of the Borrowers of $50,000 or more per Facility;

                           (g) any other development in the business or affairs
of the Borrower results in a Material Adverse Change; and

                           (h) in each case listed in clauses (a) through (g),
inclusive, of this Section 7.27 describing in detail satisfactory to the Lender the nature thereof and, in the case, if any, of notification under clause (a), the action the Borrowers propose to take with respect thereto or a statement that the Borrowers intend to take no action and an explanation of the reasons for such inaction. In addition, the Borrowers will furnish to the Lender immediately after receipt thereof copies of all administrative notices material to Borrowers' business and operation of any Facility and all responses by or on behalf of the Borrowers with respect to such administrative notices.

         Section 7.28 Compliance with Environmental Laws.

         If any Hazardous Materials are used, present or generated on any real property owned or controlled by any of the Borrowers or for which any of the Borrowers are responsible, process, distribute, handle, maintain, treat, store, dispose of and transport such substance in compliance with all applicable laws, including, but not limited to, those regulating PCB's, underground storage tanks, radon and medical waste tracking, as well as any laws that are enacted after the date of this Agreement.

         Section 7.29 Hazardous Materials; Contamination.

         (a) Give notice to the Lender within five (5) Banking Days of acquiring knowledge of the presence of any Hazardous Materials on any property owned or controlled by any of the Borrowers or for which any of the Borrowers is responsible or of any Hazardous Materials Contamination with a full description thereof, except for reasonable quantities of necessary supplies for use by the Borrowers in the ordinary course of their current line of business and stored, used and disposed of in accordance with applicable Laws; (b) promptly comply with any laws requiring special handling, maintenance, servicing, removal, treatment or disposal of Hazardous Materials or Hazardous Materials Contamination and provide the Lender upon request with satisfactory evidence of such compliance; (c) provide the Lender, within thirty (30) days after a demand by the Lender, with a bond, letter of credit or similar financial assurance evidencing to the Lender's satisfaction that funds are available to pay the cost of removing, treating, and disposing of such Hazardous Materials or Hazardous Materials Contamination and discharging any lien which may be established as a result thereof on any property owned, operated or controlled by any of the Borrowers or for which any of the Borrowers are responsible; and (d) defend, indemnify and hold harmless the Lender and its agents, employees, trustees, successors and assigns from any and all claims which may now or in the future (whether before or after the termination of this Agreement) be asserted as a result of the presence of any Hazardous Materials on any property owned, operated, controlled or managed by any of the Borrowers for which any of the Borrowers are responsible for any Hazardous Materials Contamination.

         Section 7.30 Participation in Reimbursement Programs.

         In the event any of the Borrowers elects to participate in any or all plans and/or programs for third party payment and/or reimbursement, and the revenues derived from a single plan or program exceed ten percent (10%) of the gross revenues of the applicable Facility, such Borrower will continue its participation in any and all such plans and/or programs for third party payment and/or reimbursement from, and claims against, private insurers or programs for payment and/or reimbursement from federal, state and local governmental agencies and/or private or quasi-public insurers, including, without limitation, Managed Care Plans, Medicaid and Medicare and the Veterans Administration (as determined by the Borrowers in the good faith exercise of their prudent and commercially reasonable business judgment). While participating in such plans, the Borrowers shall comply with any and all rules, regulations, standards, procedures and decrees necessary to maintain the Borrowers' participation in any such third party payment or reimbursement program or plan.

         Section 7.31 Subordination of Distributions and Management Fees.

         Subordinate, and cause the partners or members of each of the Borrowers to subordinate, all distributions of the Borrowers to principal and interest payments on the Loan; provided, however, that the Borrowers may pay distributions to partners or members of the Borrowers in accordance with Section
8.14 (Distributions to Partners or Members) prior to the occurrence of an Event of Default and so long as the payment of any such distributions will not result in the occurrence of an Event of Default. Subordinate the payment of management fees with respect to each Facility pursuant to the terms of all Management Fee Subordination Agreement (as the same may be modified from time to time) by and among any of the Borrowers, the Lender and the Management Company.

         Section 7.32 Depository Bank.

         Provided the Lender pays commercially competitive rates on the Borrowers' funds, maintain its primary operating accounts with the Lender; provided that the Lender shall agree that it will exercise any right of set-off against such account to pay the Obligations (unless the exercise of such right would prejudice other remedies of the Lender in any jurisdiction) prior to applying them to any other indebtedness owed to the Lender other than the Master Credit Facility.

         Section 7.33 Copies of Notices.

         Promptly following the giving or receipt of any notice given to or received from the General Contractor or any subcontractor or materialman with respect to the Property, if such notice concerns any default or failure to perform by any party, or relates to any matter requiring the Lender's approval under this Agreement, the Borrower shall forward to the Lender copies of any such notice.

                                  ARTICLE VIII
                         NEGATIVE COVENANTS OF BORROWER

         Until payment in full and the performance of all of the Obligations, without the prior written consent of the Lender, none of the Borrowers will directly or indirectly:

         Section 8.1 Borrowings.

         Create, incur, assume or suffer to exist any liability for borrowed money other than the Credit Facility, Equipment leases permitted by the terms of this Agreement or unsecured loans from Affiliates which are fully subordinated (either by their terms or by separate written agreement) to the Credit Facility and bearing interest at a rate no higher than that then applicable to the Credit Facility; provided, however, so long as no Event of Default has occurred or will occur upon the payment of interest on such indebtedness under the Financing Documents, the Borrowers may make scheduled payments of interest on such debt and may, with the prior written consent of the Lender, use proceeds of the Loan to make payments on such loans from Affiliates if the loans were for the purpose of financing the acquiring or constructing of an Facility.

         Section 8.2 Deeds of Trust and Pledges.

         Create, incur, assume or suffer to exist any deed of trust, mortgage, pledge, Lien or other encumbrance of any kind upon, or any security interest in, any of its property or assets, including the Collateral, whether now owned or hereafter acquired.

         Section 8.3 Sale or Transfer of Assets.

         Directly or indirectly enter into any arrangement whereby any of the Borrowers shall sell, lease, transfer, assign or otherwise dispose of more than $50,000 of assets in connection with any Facility in any one year other than (a) sales or other disposition of assets in the ordinary course of business for value, provided the proceeds thereof are used to pay down the Loan or the asset sold or disposed of is replaced by one of equal or greater value or (b) the transfer of a Facility or the sale of a Facility, in either case, in which case the Borrowing Base will be reduced by the availability attributed to such Facility.

         Section 8.4 Other Liens; Transfers; "Due-on-Sale"; etc.

         Create or permit to be created or remain with respect to any of the Property or any part thereof or income therefrom, any mortgage, pledge, lien, encumbrance or charge, or security interest, or conditional sale or other title retention agreement, whether prior or subordinate to the lien of the Financing Documents, other than in connection with the Financing Documents or as otherwise provided or permitted therein. Except for any grant, conveyance, sale, assignment or transfer in the ordinary course of the Borrowers' business and which is specifically conditioned upon the release of record of the lien of the Deed of Trust and the other Financing Documents as to that portion of the Property granted, conveyed, sold, assigned or transferred, the Borrowers shall not, without the prior written consent of the Lender, make, create, permit or consent to any conveyance, sale, assignment or transfer of any of the Property or any part thereof, other than in connection with the Financing Documents or as otherwise provided or permitted therein.

         Section 8.5 Advances and Loans.

         Make loans or advances to any Person, including, without limitation, Affiliates, partners and employees of the Borrowers.

         Section 8.6 Contingent Liabilities.

         Assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any Person, except by the endorsement of negotiable instruments for deposit and collection or similar transactions in the ordinary course of business.

         Section 8.7 Licenses.

         Allow any License, permit, right, franchise or privilege necessary for the ownership or operation of any Facility for the purposes for which any Facility is intended to be used to lapse, be suspended or be forfeited unless solely due to administrative delay by the licensing authority.

         Section 8.8 ERISA Compliance.

         (a) Restate or amend any Plan established and maintained by the Borrowers or any Commonly Controlled Entity and subject to the requirements of ERISA, in a manner designed to disqualify such Plan and its related trusts under the applicable requirements of the Code; (b) permit any partners of the Borrowers or any Commonly Controlled Entity to materially adversely affect the qualified tax-exempt status of any Plan or related trusts of the Borrowers or any Commonly Controlled Entity under the Code; (c) engage in or permit any Commonly Controlled Entity to engage in any Prohibited Transaction; (d) incur or permit any Commonly Controlled Entity to incur any Accumulated Funding Deficiency, whether or not waived, in connection with any Plan; (e) take or permit any Commonly Controlled Entity to take any action or fail to take any action which causes a termination of any Plan in a manner which could result in the imposition of a lien on the property of the Borrowers or any Commonly Controlled Entity pursuant to Section 4068 of ERISA; (f) fail to notify the Lender that notice has been received of a "termination" (as defined in ERISA) of any Multi-employer Plan to which any of the Borrowers or any Commonly Controlled Entity has an obligation to contribute; (g) incur or permit any Commonly Controlled Entity to incur a "complete withdrawal" or "partial withdrawal" (as defined in ERISA) from any Multi-employer Plan to which any of the Borrowers or any Commonly Controlled Entity has an obligation to contribute; or (h) fail to notify the Lender that notice has been received from the administrator of any Multi-employer Plan to which any of the Borrowers or any Commonly Controlled Entity has an obligation to contribute that any such Plan will be placed in "reorganization" (as defined in ERISA).

         Section 8.9 Transfer of Collateral.

         Transfer, or permit the transfer, to another location of any of the Collateral or the books and records related to any of the Collateral; provided, however, that the Borrowers may transfer the Collateral or the books and records related thereto to another location if the Borrowers shall have provided to the Lender, prior to such transfer, an opinion of counsel addressed to the

Lender to the effect that the Lender's perfected security interest shall not be affected by such move or if it shall be affected, setting forth the steps necessary to continue the Lender's perfected security interest together with the commencement of such steps by the Borrowers at their expense.

         Section 8.10 Sale of Accounts or Receivables.

         Sell, discount, transfer, assign or otherwise dispose of any of its Accounts or Receivables of any Facility, such as accounts receivable, notes receivable, installment or conditional sales agreements or any other rights to receive income, revenues or moneys, however evidenced.

         Section 8.11 Amendments; Terminations.

         Amend or terminate or agree to amend or terminate any License, the Management Agreement, or any participation agreement which exceeds 10% of the gross revenue of the applicable Facility, or except in the ordinary course of business, any other Management Contracts and Operating Agreements which may have been entered into by the Borrowers with respect to any Facility and which exceeds 10% of its gross revenue, or consent to or waive any material provisions thereof.

         Section 8.12 Prohibition on Hazardous Materials.

         Place, manufacture or store or permit to be placed, manufactured or stored, any Hazardous Materials on any property owned, controlled or operated by the Borrowers or any Wholly Owned Subsidiary or for which the Borrowers or any Wholly Owned Subsidiary is responsible, except for reasonable quantities of necessary supplies for use by the Borrowers or any Wholly Owned Subsidiary in the ordinary course of its current line of business and stored, used and disposed of in accordance with applicable Laws.

         Section 8.13 Subsidiaries.

         Create or otherwise acquire any subsidiaries.

         Section 8.14 Distributions to Partners or Members.

         Make a distribution to partners or members of any of the Borrowers from proceeds of the Loan as a repayment of equity in a Facility unless the Borrowers give advance written notice to the Lender of the amount of such proposed distribution and the Lender acknowledges in writing the availability of equity to make such a distribution.

         Section 8.15 Mergers or Acquisitions.

         Enter into any merger or consolidation or amalgamation, wind up or dissolve itself (or suffer any liquidation or dissolution), or acquire all or substantially all of the assets of any person, firm, joint venture or corporation except to acquire a Wholly Owned Subsidiary.

         Section 8.16 Partnership Interests.

         Repurchase, redeem or retire any partnership or membership interest in any of the Borrowers.

         Section 8.17 Impairment of Security.

         The Borrowers shall take no action which shall impair in any manner the value of any of the Property or the validity, priority or security of any Deed of Trust.

         Section 8.18 Conditional Sales.

         The Borrowers shall not incorporate in the Improvements any property acquired under a conditional sales contract, or lease, or as to which the vendor retains title or a security interest, without the prior written consent of the Lender.

                                   ARTICLE IX
                                EVENTS OF DEFAULT


         The occurrence of one or more of the following events shall be "Events of Default" under this Agreement, and the terms "Event of Default" shall mean, whenever they are used in this Agreement, any one or more of the following events:

         Section 9.1 Failure to Pay and/or Perform the Obligations.

         The Borrowers shall fail to (a) make any payment of interest on the Note, or (b) pay any of the other Obligations including but not limited to the Expense Payments and Liquidation Costs and such failure continues for more than five (5) calendar days after notice thereof by the Lender, except with regard to payment of (i) any Borrowing Base Deficiency which shall be due as provided in
Section 2.1 (The Loan), and (ii) amounts due at maturity for which no notice or cure period shall be required to be given.

         Section 9.2 Breach of Representations and Warranties.

         Any material representation or warranty made in this Agreement or in any report, certificate, opinion (including any opinion of counsel for the Borrowers), financial statement or other instrument furnished in connection with the Obligations or with the execution and delivery of any of the Financing Documents, shall prove to have been false or misleading when made (or, if applicable, when reaffirmed) in any material respect.

         Section 9.3 Failure to Comply with Covenants.

         Default shall be made by the Borrowers in the due observance and performance of any covenant, condition or agreement contained in ARTICLE VII (Affirmative Covenants of Borrower) (except for Section 7.8 (Maintenance of Properties), Section 7.9 (Maintenance of the Collateral), Section 7.10 (Other Liens, Security Interests, etc.), Section 7.17 (ERISA)) or in ARTICLE VIII (Negative Covenants of Borrower).

         Section 9.4 Failure to Comply with Books and Records.

         Default shall be made by the Borrowers in the due observance or performance of Section 7.13 (Books and Records), which default shall remain unremedied, and the Borrowers shall cure such default promptly, but in no event more than ten (10) days after written notice thereof to the Borrowers by the Lender.

         Section 9.5 Other Defaults.

         Default shall be made by the Borrowers in the due observance or performance of any other term, covenant or agreement other than as set forth in this ARTICLE IX, which default shall remain unremedied for more than thirty (30) days after written notice thereof to the Borrowers by the Lender, unless the nature of the failure is such that (a) it cannot be cured within the thirty (30) day period, and (b) the Borrowers institute corrective action within the thirty
(30) day period and (c) the Borrowers diligently pursue such action and complete the cure within ninety (90) days.

         Section 9.6 Default Under Other Financing Documents.

         A Default shall occur under any of the other Financing Documents, and such Default is not cured within any applicable grace period provided therein.

         Section 9.7 Receiver; Bankruptcy.

         An Act of Bankruptcy occurs with respect to any of the Borrowers or any of the Borrowers becomes generally unable to pay its debts as they become due; provided, however, if a proceeding with respect to an Act of Bankruptcy is filed or commenced against any of the Borrowers, the same shall not constitute an Event of Default if such proceeding is dismissed within sixty (60) days from the date of such Act of Bankruptcy.

         Section 9.8 Judgment.

         Any judgment against any of the Borrowers of $250,000 or more or any attachment or other levy against any property of any of the Borrowers remains unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days after the same shall have been issued.

         Section 9.9 Execution; Attachment.

         Any execution or attachment shall be levied against the Collateral, or any part thereof, and such execution or attachment shall not be set aside, discharged or stayed within thirty (30) days after the same shall have been levied.

         Section 9.10 Default Under Other Borrowings.

                           (a) Default which continues beyond any applicable
grace period shall be made under any obligation of or guaranteed by any of the Borrowers equal to or greater than $250,000, if the effect of such default is to accelerate the maturity of such obligation or to permit the holder or obligee thereof to cause such obligation to become due prior to its stated maturity or default shall be made under the Master Credit Facility.

                           (b) Default shall be made under any obligation equal
to or greater than $1,000,000 of a consolidated Affiliate, which is otherwise non-recourse to the Borrowers if the holder or obligee of such obligation has commenced action on any of the remedies available to it under the obligation.

         Section 9.11 Material Adverse Change.

         If the Lender in its reasonable discretion determines that a Material Adverse Change has occurred in the financial condition of any of the Borrowers; provided, however, that such Default may be cured if only one Borrower is affected, such Borrower owns only one Facility and such Facility is excluded from the calculation of the Borrowing Base.

         Section 9.12 Impairment of Position.

         If the Lender in its reasonable discretion determines that an event has occurred which impairs the prospect of payment of the Obligations and/or the value of the Facilities or the Collateral.

         Section 9.13 Change in Status or Ownership.

         Any of the Borrowers is dissolved, merged, consolidated or reorganized, or any change occurs in the ownership of any of the Borrowers or any Subsidiary without the prior written consent of the Lender.

         Section 9.14 Zoning.

         Any change in any zoning ordinance or any other public restriction is enacted, limiting or defining the uses which may be made of any of the Property or a part thereof, such that the use of any of the Property, as specified herein, would be in material violation of such restriction or zoning change unless the Borrowers exclude the affected Facility from the calculation of the Borrowing Base.

         Section 9.15 Change in Management.

         The Management Agreement is terminated without the prior written consent of the Lender.

         Section 9.16 Licenses.

         The involuntary, imposed or required revocation, suspension, probation, restriction, limitation or refusal to renew, or the pending revocation, suspension, probation, restriction, limitation, of, or refusal to renew, of any License; other than in the ordinary course of business or to the extent that the Borrowers deem such action to be, in the exercise of prudent business judgment, in the best interest of Borrowers, the decertification, revocation, suspension, probation, restriction, limitation, or refusal to renew, or the pending decertification, revocation, suspension, probation, restriction, limitation, or refusal to renew any participation or eligibility in any third party payor program in which the Borrowers elect to participate, including, without limitation, the Medicaid or Medicare programs; or the issuance or pending issuance of any License for a period of less than twelve (12) months as a consequence of any sanctions imposed by any Governmental Authority; or the assessment or pending assessment, of any civil or criminal penalties by any Governmental Authority, any third party payor or any accreditation organization or person. Without limiting the generality of the foregoing, the failure of the Borrowers to obtain an operating license for any Facility within sixty (60) days of the issuance of the certificate of occupancy for such Facility.

         Section 9.17 Mechanic's Lien.

         A lien for the performance of work or the supply of materials which is perfected against any of the Land remains unsatisfied or unbonded or for which no other arrangements satisfactory to the Lender have been made for a period of thirty (30) days after notice to the Borrowers from any source of the filing of such Lien unless the Borrowers exclude the affected Facility from the Borrowing Base.

         Section 9.18 Compliance with Law.

         The Borrowers fail to comply with any requirement of any Governmental Authority having jurisdiction within the time required by such Governmental Authority; or any proceeding is commenced or action taken to enforce any remedy for a violation of any requirement of a Governmental Authority or any restrictive covenant affecting the Property or any part thereof.

                                    ARTICLE X
                        RIGHTS AND REMEDIES UPON DEFAULT

         Section 10.1 DEMAND; ACCELERATION.

         THE OCCURRENCE OR NONOCCURRENCE OF AN EVENT OF DEFAULT UNDER THIS AGREEMENT SHALL IN NO WAY AFFECT OR CONDITION THE RIGHT OF THE LENDER TO DEMAND PAYMENT AT ANY TIME OF ANY OF THE OBLIGATIONS WHICH ARE PAYABLE ON DEMAND REGARDLESS OF WHETHER OR NOT AN EVENT OF DEFAULT HAS OCCURRED. Upon the occurrence of an Event of Default, and in every such event and at any time thereafter, the Lender may declare the Obligations due and payable, without presentment, demand, protest, or any notice of any kind, all of which are hereby expressly waived, anything contained herein or in any of the other Financing Documents to the contrary notwithstanding.

         Section 10.2 Further Advances; Immediate Acceleration.

         Following an Event of Default the Lender may from time to time without notice to the Borrowers suspend, terminate or limit any further advances under the Loan or other extensions of credit under this Agreement and under any of the other Financing Documents. Further, upon the occurrence of an Event of Default or Default specified in Section 9.7 (Receiver; Bankruptcy), the unpaid principal amount of the Note (with accrued interest thereon) and all other Obligations then outstanding, shall immediately become due and payable without further action of any kind and without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers.

         Section 10.3 Specific Rights With Regard to Collateral.

         Following an Event of Default, in addition to all other rights and remedies provided hereunder or as shall exist at law or in equity from time to time, the Lender may, without notice to the Borrowers:

                           (a) assign any and all Operating Agreements and
Management Contracts to any Person designated by the Lender, and/or exercise all rights and privileges of the

Borrowers under such contracts and agreements for the purpose of realizing on the Collateral and to the extent and for the time required to realize the value of the Collateral;

                           (b) to the extent permitted by applicable law, assume
such management, operation and control of the Property to the extent and for the time necessary to realize the value of the Collateral;

                           (c) cause the Borrowers to engage, contract with,
and/or hire qualified service, billing, collection and other such agents, organizations and companies acceptable to the Lender to collect and/or realize upon any or all of the Collateral and to remit the proceeds to the Lender;

                           (d) subject to applicable state and federal laws
pertaining to resident confidentiality, request any Account Debtor obligated on any of the Accounts to make payments thereon directly to the Lender to the extent permitted by applicable law, with the Lender taking control of the Proceeds thereof and/or direct the Borrowers to (and the Borrowers shall) turn over to the Lender immediately following receipt all payments with respect to the Collateral in the form received (with the addition of all necessary endorsements) and not to deposit, negotiate or otherwise deal with those payments;

                           (e) compromise, extend or renew any of the Collateral
or deal with the same as it may deem advisable;

                           (f) make exchanges, substitutions or surrenders of
all or any part of the Collateral;

                           (g) remove from any of the Borrowers' places of
business all books, records, ledger sheets, correspondence, invoices and documents, relating to or evidencing any of the Collateral or without cost or expense to the Lender, make such use of the Borrowers' places of business as may be reasonably necessary to administer, control and collect the Collateral;

                           (h) demand, collect, receipt for and give renewals,
extensions, discharges and releases of any of the Collateral;

                           (i) institute and prosecute legal and equitable
proceedings to enforce collection of, or realize upon, any of the Collateral;

                           (j) settle, renew, extend, compromise, compound,
exchange or adjust claims in respect of any of the Collateral or any legal proceedings brought in respect thereof;

                           (k) endorse the name of any of the Borrowers upon any
items of payment relating to the Collateral or on any Proof of Claim in Bankruptcy against an Account Debtor; and

                           (l) notify the Post Office authorities to change the
address for the delivery of mail to the Borrowers to such address or Post Office Box as the Lender may designate and receive and open all mail addressed to the Borrowers.

         In addition, the Borrowers shall, following an Event of Default promptly, upon request, execute and deliver to the Lender written assignments, to the extent permitted by applicable law, in form and content acceptable to the Lender, of specific Accounts or groups of Accounts; provided, however, that the lien and/or security interest granted to the Lender under this Agreement shall not be limited in any way to or by the inclusion or exclusion of Accounts within such assignments. Such Accounts shall secure payment of the Obligations and are not sold to the Lender whether or not any assignment thereof, which is separate from this Agreement, is in form absolute.


         Following an Event of Default, the Lender may also direct the Borrowers to appoint a manager for any or all of the Facilities and enter into a management agreement with one or more management companies approved by the Lender, the terms of which agreement shall be approved by the Lender.

         Section 10.4 Performance by Lender.

         Following an Event of Default, the Lender without the necessity of prior notice to or demand upon the Borrowers and without waiving or releasing any of the Obligations or any Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Borrowers, and may enter upon the premises of the Borrower for that purpose and take all such action thereon as the Lender may consider necessary or appropriate for such purpose. The Lender will give the Borrowers notice, at least subsequently, of any such performance by the Lender. All sums so paid or advanced by the Lender and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection therewith (the "Expense Payments") together with interest thereon from the date of payment, advance or incurring until paid in full at the Post-Default Rate shall be paid by the Borrowers to the Lender on demand and shall constitute and become a part of the Obligations.

         Section 10.5 Uniform Commercial Code and Other Remedies.

         Upon the occurrence of an Event of Default (and in addition to all of its rights, powers and remedies under this Agreement), the Lender shall have all of the rights and remedies of a secured party under the applicable Uniform Commercial Code and other applicable laws, and the Lender is authorized to offset and apply to all or any part of the Obligations all moneys, credits and other property of any nature whatsoever of the Borrowers now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with, the Lender; and upon demand by the Lender, the Borrowers shall assemble the Collateral and make it available to the Lender, at a place designated by the Lender or its agents may enter upon the Borrowers' premises to take possession of the Collateral, to remove it, to render it unusable, or to sell or otherwise dispose of it.

         Any written notice of the sale, disposition or other intended action by the Lender with respect to the Collateral which is sent by regular mail, postage prepaid, to the Borrowers at the address set forth in ARTICLE IX (Events of Default), or such other address of the Borrowers which may from time to time be shown on the Lender's records, at least ten (10) days prior to such sale, disposition or other action, shall constitute reasonable notice to the Borrowers. The Borrowers shall pay on demand all costs and expenses, including, without limitation, attorney's fees and expenses, incurred by or on behalf of the Lender in preparing for sale or other disposition, selling, managing, collecting or otherwise disposing of, the Collateral. All of such costs and expenses (the "Liquidation Costs") together with interest thereon from the date incurred until paid in full at the Post-Default Rate, shall be paid by the Borrowers to the Lender on demand and shall constitute and become a part of the Obligations. Any proceeds of sale or other disposition of the Collateral will be applied by the Lender to the payment of the Liquidation Costs and Expense Payments, and any balance of such proceeds will be applied by the Lender to the payment of the balance of the Obligations in such order and manner of application as the Lender may from time to time in its sole discretion determine. After such application of the proceeds, any balance shall be paid to the applicable Borrowers or to any other party entitled thereto.

         Section 10.6 Receiver or Other Court Order.

         Following an Event of Default, as a matter of right, following ten (10) days notice and without regard to the adequacy of the security, and upon application to a court of competent jurisdiction, the Lender shall be entitled to the immediate appointment of a receiver for all or any part of the Collateral, and of the payments and proceeds thereof and therefrom, whether such receivership be incidental to a proposed sale of the Collateral or otherwise, and the Borrowers hereby consent to the appointment of such a receiver and to an order of court directing that payments, including Medicare and Medicaid payments, be made directly to the receiver. The Borrowers will pay to the Beneficiary, upon demand, all expenses, including receiver's fees, attorney's fees, costs and agents compensation, advanced by the Borrowers and incurred pursuant to the provisions contained in this Section.

         Section 10.7 No Conditions Precedent to Exercise of Remedies.

         The Borrowers shall not be relieved of any obligation by reason of the failure of the Lender to comply with any request of the Borrowers or of any other person to take action to foreclose on the Property under the Deed of Trust or otherwise to enforce any provision of the Financing Documents, or by reason of the release, regardless of consideration, of all or any part of the Property, or by reason of any agreement or stipulation between any subsequent owner of the Property and the Lender extending the time of payment or modifying the terms of the Financing Documents without first having obtained the consent of the Borrowers; and in the latter event, the Borrowers shall continue to be liable to make payments according to the terms of any such extension or modification agreement, unless expressly released and discharged in writing by the Lender.

         Section 10.8 Remedies Cumulative and Concurrent.

         No remedy herein conferred upon or reserved to the Lender or the Lender is intended to be exclusive of any other remedies provided for in the Financing Documents, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder, or under the Financing Documents, or now or hereafter existing at law or in equity or by statute. Every right, power and remedy given by the Financing Documents to the Lender shall be concurrent and may be pursued separately, successively or together against any or all of the Borrowers or the Property or any part thereof, and every right, power and remedy given by the Financing Documents may be exercised from time to time as often as may be deemed expedient by the Lender.

         Section 10.9 Strict Performance.

         No delay or omission of the Lender to exercise any right, power or remedy accruing upon the happening of an Event of Default shall impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or any acquiescence therein. No delay or omission on the part of the Lender to exercise any option for acceleration of the maturity of the Obligations, or any of them, or for foreclosure of the Deeds of Trust, or any of them, following any Event of Default as aforesaid, or any other option granted to the Lender hereunder in any one or more instances, or the acceptance by the Lender of any partial payment on account of the Obligations shall constitute a waiver of any such Event of Default and each such option shall remain continuously in full force and effect.

                                   ARTICLE XI
                                  MISCELLANEOUS

         Section 11.1 Notices.

         All notices, certificates or other communications hereunder shall be deemed given when delivered by hand or courier, or three (3) Banking Days after being mailed by certified mail, postage prepaid, return receipt requested, addressed as follows:

 if to the Lender:                 BANK OF AMERICA, N.A.
                                   6610 Rockledge, Suite 300
                                   Bethesda, Maryland  20817
                                   Attn:    Michael J. Landini
                                            Senior Vice President


with a courtesy copy to:           Troutman Sanders Mays & Valentine LLP
                                   1660 International Drive
                                   Suite 600
                                   McLean, Virginia 22102
                                   Attn:    Margaret Ann Brown, Esq.


 if to the Borrowers:
                                   c/o Sunrise Assisted Living Investments, Inc.
                                   7902 Westpark Drive
                                   McLean, Virginia 22102
                                   Attention to each of the following
                                   separately delivered or mailed:
                                   David W. Faeder
                                   Thomas B. Newell, Esq.
                                   James S. Pope

with a courtesy copy to:           Wayne G. Tatusko, Esquire
                                   Watt, Tieder, Hoffar & Fitzgerald
                                   7929 Westpark Drive
                                   McLean, Virginia 22102

         Section 11.2 Consents and Approvals.

         If any consent, approval, or authorization of any Governmental Authority or of any Person having any interest therein, should be necessary to effectuate any sale or other disposition of the Collateral, the Borrowers agree to execute all such applications and other instruments, and to take all other action, as may be required in connection with securing any such consent, approval or authorization.

         Section 11.3 Remedies, etc. Cumulative.

         Each right, power and remedy of the Lender as provided for in this Agreement or in any of the other Financing Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Agreement or in any of the other Financing Documents or now or hereafter existing at law or in equity, by statute or otherwise, and the exercise or beginning of the exercise by the Lender of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights, powers or remedies. In order to entitle the Lender to exercise any remedy reserved to it herein, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Agreement.

         Section 11.4 No Waiver of Rights by the Lender.

         No failure or delay by the Lender to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement or of any of the other Financing Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant or agreement or of any such breach or preclude the Lender from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Agreement or under any of the other Financing Documents, the Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement or under any of the other Financing Documents, or to declare a default for failure to effect such prompt payment of any such other amount.

         Section 11.5 Entire Agreement.

         The Financing Documents shall completely and fully supersede all other agreements, both written and oral, between the Lender and any of the Borrowers relating to the Obligations. Neither the Lender nor the Borrowers shall hereafter have any rights under such prior agreements but shall look solely to the Financing Documents for definition and determination of all of their respective rights, liabilities and responsibilities relating to the Obligations.

         Section 11.6 Survival of Agreement; Successors and Assigns.

         All covenants, agreements, representations and warranties made by the Borrowers herein and in any certificate, in the Financing Documents and in any other instruments or documents delivered pursuant hereto shall survive the making by the Lender of the Loan and the execution and delivery of the Note, and shall continue in full force and effect so long as any of the Obligations are outstanding and unpaid. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrowers which are contained in this Agreement shall inure to the benefit of the respective successors and assigns of the Lender, and all covenants, promises and agreements by or on behalf of the Lender which are contained in this Agreement shall inure to the benefit of the permitted successors and permitted assigns of the Borrowers, but this Agreement may not be assigned by the Borrowers without the prior written consent of the Lender.

         Section 11.7 Expenses.

         The Borrowers agree to pay all reasonable out-of-pocket expenses of the Lender (excluding travel expenses but including the reasonable fees and expenses of the legal counsel of the Lender) in connection with the preparation of this Agreement, the issuance of the Loan hereunder, the recordation of all financing statements and such other instruments as may be required by the Lender at the time of, or subsequent to, the execution of this Agreement to secure the Obligations (including any and all recordation tax and other costs and taxes incident to recording), the administration of the Credit Facility (not otherwise contemplated by any fee paid by the Borrowers), any future modification of the Financing Documents, the addition of Facilities to the Borrowing Base or the enforcement of any provision of this Agreement and the collection of the Obligations. The Borrowers agree to indemnify and save harmless the Lender from any liability resulting from the failure to pay any required recordation tax, transfer taxes, recording costs or any other expenses incurred by the Lender in connection with the Obligations. The provisions of this Section shall survive the execution and delivery of this Agreement and the repayment of the Obligations. The Borrowers further agree to reimburse the Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses and travel expenses) incurred by the Lender in enforcing any of the Obligations or any security therefor or incurred in connection with any bankruptcy proceeding or in any post-judgment enforcement or collection action, together with interest at the Post-Default Rate which agreement shall survive the termination of this Agreement and the repayment of the Obligations.

         Section 11.8 Counterparts.

         This Agreement may be executed in any number of counterparts all of which together shall constitute a single instrument.

         Section 11.9 Governing Law.

         This Agreement and all of the other Financing Documents shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia; provided, however, any Deed of Trust and any financing statements covering fixtures securing such Loan shall be governed by, and construed in accordance with, the laws of the state in which the applicable Facility is located.

         Section 11.10 Modifications.

         No modification or waiver of any provision of this Agreement or of any of the other Financing Documents, nor consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in the same, similar or other circumstance.

         Section 11.11 Illegality.

         If fulfillment of any provision hereof or any transaction related hereto or to any of the other Financing Documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provisions herein contained other than the provisions hereof pertaining to repayment of the Obligations operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only shall be void, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect; and if such provision pertains to repayment of the Obligations, then, at the options of the Lender, all of the Obligations of the Borrowers to the Lender shall become immediately due and payable.

         Section 11.12 Gender, etc.

         Whenever used herein, the singular number shall include the plural, the plural the singular and the use of the masculine, feminine or neuter gender shall include all genders.

         Section 11.13 Headings.

         The headings in this Agreement are for convenience only and shall not limit or otherwise affect any of the terms hereof.

         Section 11.14 Waiver of Trial by Jury.

         EACH OF THE BORROWERS AND THE LENDER HEREBY JOINTLY AND SEVERALLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH ANY OF THEM MAY BE PARTIES, NOT GOVERNED BY THE ARBITRATION PROVISIONS OF THE NOTE ARISING OUT OF OR IN ANY WAY PERTAINING TO (A) THIS AGREEMENT, (B) ANY OF THE FINANCING DOCUMENTS, OR (C) THE COLLATERAL. THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT.

         This waiver is knowingly, willingly and voluntarily made by the Borrowers and the Lender, and the Borrowers and the Lender hereby represent that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. The Borrowers and the Lender further represent that they have been represented in the signing of this Agreement and in the making of this waiver by independent legal counsel, selected of their own free will, and that they have had the opportunity to discuss this waiver with counsel.

         Section 11.15 No Warranty by Lender.

         By accepting or approving anything required to be observed, performed or fulfilled by the Borrowers or to be given to the Lender pursuant to this Agreement, including, without limitation, any certificate, balance sheet, statement of profit and loss or other financial statement, Survey, receipt, appraisal or insurance policy, the Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof and any such acceptance or approval thereof shall not be or constitute any warranty or representation with respect thereto by the Lender.

         Section 11.16 Liability of the Lender.

         The Lender shall not be liable for any other act or omission by the Lender pursuant to the provisions of this Agreement in the absence of fraud or gross negligence. The Lender shall incur no liability to the Borrowers or any other party in connection with the acts or omissions of the Lender in reliance upon any certificate or other paper believed by the Lender to be genuine or with respect to any other thing which the Lender may do or refrain from doing, unless such act or omission amounts to fraud or gross negligence. The Borrowers hereby agree that the Lender shall not be chargeable for any negligence, mistake, act or omission of any accountant, examiner, agency or attorney employed by the Lender (except for the gross negligence or willful misconduct of any person, corporation, partnership or other entity employed by the Lender) in making examinations, investigations or collections, or otherwise in perfecting, maintaining, protecting or realizing upon any lien or security interest or any other interest in the Collateral or other security for the Obligations. The Borrowers, jointly and severally, shall indemnify, defend and hold the Lender and its successors and assigns harmless from and against any and all claims, demands, suits, losses, damages, assessments, fines, penalties, costs or other expenses (including reasonable attorney's fees and court costs) arising from or in connection with this Agreement. The provisions of this Section shall survive the termination of the Credit Facility.

         Section 11.17 License of Tradename.

         The Borrowers do hereby grant to the Lender and its affiliates and any trustee under a Deed of Trust and their management company a license to use the name of any Borrower and the name "Sunrise", "Dignity Home Care", "Respect Home Care" or "Karrington" and any marks associated therewith in the operation of a Facility upon the Lender's or trustee's taking of possession or taking over management of a Facility or acquiring title thereto at a foreclosure sale which license shall be in effect for a period of thirty (30) months from the date thereof. The Borrowers further agree that a third-party purchaser of a Facility may continue to operate the Facility under the name of any Borrower unless such Borrower objects in writing thereto.

         Section 11.18 No Partnership.

         Nothing contained in this Agreement shall be construed in a manner to create any relationship between the Borrowers and the Lender other than the relationship of borrower and lender and the Borrowers and the Lender shall not be considered partners or co-venturers for any purpose on account of this Agreement.

         Section 11.19 Third Parties; Benefit.

         All conditions to the obligation of the Lender to make advances hereunder are imposed solely and exclusively for the benefit of the Lender and its assigns and no other persons shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Lender will refuse to make advances in the absence of strict compliance with any or all thereof and no other person shall, under any circumstances, be deemed to be the beneficiary of such conditions, any or all of which may be freely waived in whole or in part by the Lender at any time in the sole and absolute exercise of its discretion. The terms and provisions of this Agreement are for the benefit of the parties hereto and, except as herein specifically provided, no other person shall have any right or cause of action on account thereof.

         Section 11.20 Conditions; Verification.

         Any condition of this Agreement which requires the submission of evidence of the existence or non-existence of a specified fact or facts implies as a condition to the existence or non-existence, as the case may be, of such fact or facts that the Lender shall, at all times, be free independently to establish to its satisfaction and in its absolute discretion such existence or non-existence.

         Section 11.21 Time of Essence.

         Time shall be of the essence for each and every provision of this Agreement of which time is an element.

         IN WITNESS WHEREOF, the parties hereto have signed and sealed this Agreement on the day and year first above written.

WITNESS OR ATTEST:                        SUNRISE BATON ROUGE ASSISTED LIVING,
                                          L.L.C., a Louisiana limited liability company
                                          By:      Sunrise Assisted Living Investments, Inc.,
                                                   its sole member



                                                   By: /s/ James S. Pope              (SEAL)
---------------------------                           --------------------------------
                                                       James S. Pope
                                                       Vice President

WITNESS OR ATTEST:                        SUNRISE BLOOMINGDALE ASSISTED
                                          LIVING, L.L.C., an Illinois limited liability
                                          company
                                          By:      Sunrise Assisted Living Investments, Inc.,
                                                   its sole member



                                                   By: /s/ James S. Pope              (SEAL)
---------------------------                           --------------------------------
                                                       James S. Pope
                                                       Vice President


WITNESS OR ATTEST:                        SUNRISE FARMINGTON HILLS ASSISTED
                                          LIVING, L.L.C., a limited liability company
                                          By:      Sunrise Assisted Living Investments, Inc.,
                                                   its sole member



                                                   By: /s/ James S. Pope              (SEAL)
---------------------------                           --------------------------------
                                                       James S. Pope
                                                       Vice President


WITNESS OR ATTEST:                        SUNRISE NEW ORLEANS ASSISTED LIVING,
                                          L.L.C., a Louisiana limited liability company
                                          By:      Sunrise Assisted Living Investments, Inc.,
                                                   its sole member



                                                   By: /s/ James S. Pope              (SEAL)
---------------------------                           --------------------------------
                                                       James S. Pope
                                                       Vice President

WITNESS OR ATTEST:                        SUNRISE OAKLAND ASSISTED LIVING
                                          LIMITED PARTNERSHIP, a California limited
                                          partnership
                                          By:      Sunrise Assisted Living Investments, Inc.,
                                                   its general partner



                                                   By: /s/ James S. Pope              (SEAL)
---------------------------                           --------------------------------
                                                       James S. Pope
                                                       Vice President


WITNESS OR ATTEST:                        SUNRISE RIVERSIDE ASSISTED LIVING, L.P.,
                                          a California limited partnership
                                          By:      Sunrise Assisted Living Investments, Inc.,
                                                   its general partner



                                                   By: /s/ James S. Pope              (SEAL)
---------------------------                           --------------------------------
                                                       James S. Pope
                                                       Vice President


WITNESS OR ATTEST:                        SUNRISE WILTON ASSISTED LIVING, L.L.C.,
                                          a Connecticut limited liability company
                                          By:      Sunrise Assisted Living Investments, Inc.,
                                                   its sole member



                                                   By: /s/ James S. Pope              (SEAL)
---------------------------                           --------------------------------
                                                       James S. Pope
                                                       Vice President


WITNESS:                                  BANK OF AMERICA, N.A.,



                                          By: /s/ Michael J. Landini          (SEAL)
---------------------------                   --------------------------------
                                               Michael J. Landini
                                               Senior Vice President

                                LIST OF EXHIBITS


A.       Form of Note

B.       Form of Borrowing Base Report

C.       Current Borrowing Base Report

D.       Places of Business

E.       Survey Requirements

F.       Form of Compliance Certificate

                                    EXHIBIT A


                                  FORM OF NOTE

                                    EXHIBIT B


                          FORM OF BORROWING BASE REPORT

                                    EXHIBIT C


                          CURRENT BORROWING BASE REPORT

                                    EXHIBIT D


                               PLACES OF BUSINESS


The Borrowers' Chief Executive
Office and Principal Place of Business is:
------------------------------------------

7902 Westpark Drive
McLean, VA 22102

Locations of Collateral:
-----------------------

9401 Lee Highway, Suite 300
Fairfax, VA 22031
Fairfax County

7902 Westpark Drive
McLean, VA 22102
Fairfax County

Sunrise of Oakland Hills
11889 Skyline Boulevard
Oakland, CA
Alameda County

Sunrise of Riverside
5265 Chapalla Drive
Riverside, CA
Riverside County

Sunrise of Bloomingdale
129 E. Lake Street
Bloomingdale, IL
DuPage County

Sunrise of Wilton
96 Danbury Road
Wilton, CT
Town of Wilton

Sunrise of Farmington Hills
Twelve Mile Road
Farmington Hills, MI
Oakland County

Sunrise of Baton Rouge
8502 Jefferson Hwy.
Baton Rouge, LA
East Baton Rouge Parish

Sunrise of New Orleans
5958 St. Bernard Avenue
New Orleans, LA
Orleans Parish

                                    EXHIBIT E


                               SURVEY REQUIREMENTS

         1. Field Note Description. The Survey shall contain a certified metes and bounds description complying with the following: (a) the beginning point shall be established by a monument located at the beginning point, or by reference to a nearby monument; (b) the sides of the Land shall be described by giving the distances and bearings of each; (c) the distances, bearings, and angles shall be taken from an instrument survey by a registered professional engineer or registered professional land surveyor; (d) curved sides shall be described by data including: length of arc, central angle, radius of circle for the arc and chord distance, and bearing; (e) the description shall be a single perimeter description of the entire Land, if and as instructed, there shall also be a separate metes and bounds description of one or more constituent tracts out of the Land; (f) the description shall include a reference to all streets, alleys, and other rights-of-way that abut the Land, and the width of all rights-of-way mentioned shall be given the first time these rights-of-way are referred to; (g) for each boundary line abutting a street, road, alley or other means of access, the description must, in calling the boundary line, state that the boundary line and the right-of-way line are the same; (h) if the Land has been recorded on a map or plat as part of an abstract or subdivision, reference to such recording data shall be made; and (i) the total acreage and square footage of the Land shall be certified.

         2. Lot and Block Description. If the Land consists of one or more complete lots or blocks included within a properly established recorded subdivision or addition, then a lot and block description will be an acceptable substitute for a metes and bounds description, provided that the lot and block description must completely and properly identify the name or designation of the recorded subdivision or addition and give the recording information therefor.

         3. Map or Plat. The Survey shall also contain a certified map or plat clearly showing the following: (a) the Land; (b) the relation of the point of beginning of the Land to the monument from which it is fixed; (c) all easements, streets, roads, alleys and rights-of-way on or abutting the Land, showing recording information therefor by volume and page; (d) if the Land has been recorded on a map or plat as part of an abstract or subdivision, all survey lines must be shown, and all lot and block lines (with distances and bearings) and numbers, must be shown; (e) the established building setback lines, if any, including those by restrictive covenant, recorded plat and zoning ordinance (identifying the source in each case, by volume and page reference if applicable); (f) all easements appurtenant to said Land, with recording information by volume and page; (g) the boundary lines of the street or streets abutting the Land and the width of said streets and the width of the rights-of-way therefor; (h) the distance from the nearest intersecting street or road to the Land; (i) all structures and improvements on the Land (with designation and dimensions of each party wall, if any) with horizontal lengths of all sides and the relation thereof by distances to (1) all boundary lines of the Land, (2) easements, (3) established building lines, and (4) street lines;
(j) the types of materials comprising the exterior walls and roofs of all buildings; (k) all street addresses of improvements on the Land; (l) all curb cuts, driveways, fences, sidewalks, stoops and landscaping; (m) the number of stories of all multistory structures; (n) the location, type and size of all utility lines as they service the Land and Improvements (sewer, water, gas, electric and telephone); (o) all encroachments and protrusions, if any, from or upon the Land or any improvements thereon or upon any easement, building setback line or other restricted area, with exact measurements; (p) all parking and paved areas, including the number of vehicles that may be parked; (q) all distances, angles and other calls contained in the legal description; (r) the location, type and size of all monuments, and as to each monument, indication whether it was found or placed by the surveyor; (s) the boundaries of any flood hazard area or flood plain area in which any part of the Land lies, with the map number, date and source (governmental authority) of each flood map shown; (t) all surface water bodies or courses; (u) the date of any revisions subsequent to the initial survey prepared pursuant to these requirements; (v) a legend explaining the meaning of all symbols used on the plat; and (w) the scale of all distances and dimensions on the plat.

         4. Certification. The certification for the property description and the map or plat shall be addressed to Lender, Borrower and the Title Insurer, signed by the surveyor (a registered professional land surveyor or registered professional engineer), bearing current date, registration number, and seal, and shall be in the following form or its substantial equivalent:

         5. This is to certify to Lender, Borrower and Title Insurer that this map or plat and the survey on which it is based were made in accordance with "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys" jointly established and adopted by ALTA and ACSM in 1997, and pursuant to the Accuracy Standards (as adopted by ALTA and ACSM) of an Urban Survey. The undersigned further certifies to Lender, Borrower and the Title Insurer that (a) this survey is true and correct and was made on the ground under my supervision as per the field notes shown hereon and correctly shows the boundary lines and dimensions and area of the land indicated hereon and each individual parcel thereof indicated hereon; (b) all monuments shown hereon actually exist, and the location, size and type of such monuments are correctly shown; (c) this survey correctly shows the size, location and type of all buildings, structures, other improvements and visible items on the subject Property; (d) this survey correctly shows the location and dimensions of all alleys, streets, roads, rights-of-way, easements, building setback lines and other matters of record of which the undersigned has been advised affecting the subject Property according to the legal description in such easements and other matters (with instrument, book, and page number indicated); (e) except as shown, there are no visible (1) improvements, easements, rights-of-way, party walls, drainage ditches, streams, uses, discrepancies or conflicts, (2) encroachments onto adjoining premises, streets, or alleys by any of said buildings, structures, or other improvements,
(3) encroachments onto the subject Property by buildings, structures, or other improvements on adjoining premises, or (4) encroachments on any easement, building setback line or other restricted area by any buildings, structures or other improvements on the subject property; (f) the distance from the nearest intersecting street or road is as shown hereon; (g) the subject property abuts a dedicated public street or road as shown hereon; and (h) except as shown, no part of the Property is located in a 100 year Flood Plain or in an identified "flood prone area," as defined pursuant to the Flood Disaster Protection Act of 1973, as amended, as reflected by Flood Insurance Rate Map Panel # dated , which such map panel covers the area in which the Property is situated. The undersigned has received and examined a copy of the title insurance commitment no. issued by the Title Insurer for the Property as well as a copy of each instrument listed therein.

                                    EXHIBIT F

                         FORM OF COMPLIANCE CERTIFICATE

         This Compliance Certificate is delivered pursuant to (i) Section 7.1 of the Financing and Security Agreement dated as of April 30, 2001 (together with all amendments and modifications, if any, from time to time made thereto, the "Financing Agreement") by and among Sunrise Oakland Assisted Living Limited Partnership, Sunrise Riverside Assisted Living, L.P., Sunrise Farmington Hills Assisted Living, L.L.C., Sunrise Baton Rouge Assisted Living, L.L.C., Sunrise New Orleans Assisted Living, L.L.C., Sunrise Bloomingdale Assisted Living, L.L.C., and Sunrise Wilson Assisted Living, L.L.C. (collectively, the "Borrowers") and Bank of America, N.A. as Lender, and (ii) the Guaranty of Payment dated April 30, 2001 and Section 3.1 of the Third Amended and Restated Master Guaranty of Payment Agreement dated as of March 14, 2000 (together with all amendments and modifications, if any, from time to time made thereto, the "Guaranty") by Sunrise Assisted Living, Inc. ("Guarantor") in connection with the Master Credit Facility. Unless otherwise defined, terms used herein (including the attachments hereto) have the meanings provided in the Financing Agreement.

                              BORROWER CERTIFICATE

          The undersigned, one of the Borrowers as of the date hereof, hereby certifies and warrants that:

         1. It is authorized to execute this certificate on behalf of all Borrowers.

         2. As of the (fiscal quarter) (fiscal year) ending as of ________________, 200_:

         (a) No Borrower was in default under any of the provisions of the Financing Agreement during the period to which this Compliance Certificate relates;

         (b) The attached Borrowing Base Report accurately represents the status of each Facility with regard to any and all applicable covenants set forth in the Financing Agreement (including the ratio of Net Operating Income to Debt Service for such reporting period and the Minimum Occupancy Requirement and actual occupancy as of the end of such reporting period).


                              SUNRISE BATON ROUGE ASSISTED LIVING,
                              L.L.C., on behalf of all Borrowers

                              By: Sunrise Assisted Living Investments, Inc. its sole member



                                       By:________________________(SEAL)
                                          James S. Pope
                                          Vice President

                              GUARANTOR CERTIFICATE


         The undersigned, being the duly elected, qualified and acting Chief Financial Officer of the Guarantor, on behalf of the Guarantor, hereby certifies and warrants that:

         1. He is the Chief Financial Officer of the Guarantor and that, as such, he is authorized to execute this certificate on behalf of the Guarantor.

         2. As of the (fiscal quarter) (fiscal year) ending as of ________________, ____:

                  (a) The Guarantor is not in default under any of the provisions of the Guaranty;

                  (b) A true and correct Guarantor's Compliance Certificate submitted in connection with the Master Credit Facility is attached hereto.


         IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate, this ______ day of ______________, 200__.

                                          SUNRISE ASSISTED LIVING, INC.



                                          By:___________________________(SEAL)
                                               Christian B.A. Slavin
                                               Chief Financial Officer